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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Cheesecake Factory Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2009

Dear Stockholder:

        You are cordially invited to attend The Cheesecake Factory Incorporated Annual Meeting of Stockholders on Wednesday, May 20, 2009 at 10:00 a.m. (Pacific Daylight Time). The meeting will be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362.

        The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

        Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed Proxy Card, or you can vote by telephone or Internet (see below). Voting by mail will not prevent you from voting in person at the meeting.

Sincerely,

David Overton Chairman of the Board and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your proxy by telephone or the Internet, or by returning the enclosed Proxy Card by mail. If you are able to attend the meeting and you wish to vote your shares in person, the proxy is revocable.

Voting by telephone or the Internet is fast, convenient and your vote is immediately confirmed and posted. To vote by telephone or Internet, first read the accompanying Proxy Statement and then follow the instructions below:

VOTE BY TELEPHONE		VOTE BY INTERNET
1.	Using a touch-tone telephone, call 1-800-690-6903.	1.	Go to www.proxyvote.com.
2.	Follow the step-by-step instructions provided.	2.	Follow the step-by-step instructions provided.

IF YOU PLAN TO ATTEND THE MEETING

        Attendance will be limited to stockholders. Admission will be on a first-come, first-served basis. Stockholders may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

THE CHEESECAKE FACTORY INCORPORATED
26901 Malibu Hills Road
Calabasas Hills, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 20, 2009

        The 2009 Annual Meeting of Stockholders of THE CHEESECAKE FACTORY INCORPORATED (the "Company") will be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362, on Wednesday, May 20, 2009, beginning at 10:00 a.m. Pacific Daylight Time, for the following purposes:

  1.
  To elect three nominees to serve as directors of the Company for a term to expire at the Company's 2011 Annual Meeting of Stockholders and until respective successors shall be elected and qualified;

  2.
  To approve amendments to the Company's Certificate of Incorporation to remove certain supermajority voting requirements;

  3.
  To approve amendments to the Company's Certificate of Incorporation to allow stockholders holding not less than eighty percent (80%) of the outstanding shares of the Company to take action by written consent;

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2009; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        At the Annual Meeting, the Board of Directors intends to present Alexander L. Cappello, Jerome I. Kransdorf, and David B. Pittaway for election to the Board of Directors.

        The Board of Directors has fixed the close of business on March 27, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Debby R. Zurzolo Secretary
Calabasas Hills, California April 21, 2009

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND VOTE BY TELEPHONE, INTERNET OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD, AND RETURNING IT AS SOON AS POSSIBLE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2009: THIS PROXY STATEMENT AND OUR 2008 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.

1	INTRODUCTION
1	General
1	Voting; Quorum; Abstentions and Broker Non-Votes
2	Proxies
2	Solicitation
2	ITEMS TO BE VOTED ON
2	Proposal 1: Election of Directors
3	Proposal 2: Approval of Amendments to the Company's Certificate of Incorporation to Remove Certain Supermajority Voting Provisions
6	Proposal 3: Approval of Amendments to the Company's Certificate of Incorporation to Permit Action by Written Consent
8	Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm
10	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
10	Our Board of Directors
11	Director Independence
11	Lead Director
11	Audit Committee Financial Expert
12	Corporate Governance
12	Director Nominations Process
16	Committees of the Board of Directors and Composition of Committees
18	Compensation Committee Interlocks and Insider Participation
18	Board of Directors and Committee Meetings
19	Board of Directors Compensation
21	Indemnification of Officers and Directors
22	REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
22	EXECUTIVE COMPENSATION
22	Compensation Discussion and Analysis
37	Compensation Committee Report
37	Compensation of Named Executive Officers
38	Summary Compensation Table
41	Nonqualified Deferred Compensation
42	Stock Options and Restricted Shares
43	Grants of Plan-Based Awards in Fiscal 2008
44	Outstanding Equity Awards
46	Option Exercises and Stock Vested
46	Equity Compensation Plan Information
47	Potential Payments upon Termination or Change of Control
50	Employment Agreements
52	OTHER INFORMATION
52	Beneficial Ownership of Principal Stockholders and Management
55	Section 16(a) Beneficial Ownership Reporting Compliance
55	Stockholder Proposals for the 2010 Annual Meeting of Stockholders
56	Availability of Annual Report and Form 10-K

THE CHEESECAKE FACTORY INCORPORATED

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2009

INTRODUCTION

General

        This Proxy Statement is furnished to the stockholders of THE CHEESECAKE FACTORY INCORPORATED (the "Company" and "we," "us" or "our") in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362, on May 20, 2009, beginning at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof. We intend to cause this Proxy Statement and form of proxy to be mailed to stockholders on or about April 21, 2009.

Voting; Quorum; Abstentions and Broker Non-Votes

        On March 27, 2009, the record date fixed by the Board of Directors for the Annual Meeting, 60,076,340 shares of our common stock were outstanding and there were no outstanding shares of any other class of stock. Each holder of common stock is entitled to one vote for each share of such stock held of record. Only stockholders of record at the close of business on March 27, 2009 will be entitled to notice of and to vote at the Annual Meeting.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Our Bylaws provide that unless otherwise provided by law, by the Certificate of Incorporation or the Bylaws, all elections and questions shall be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the Annual Meeting. Shares of stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining. Shares of voting stock represented by "broker non-votes" shall be treated as present for purposes of determining a quorum, but shall not be counted or deemed present for the purpose of determining whether stockholders approve a proposal. "Broker non-votes" are shares of stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the Proxy Card or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

        For Proposal 1, our Bylaws require that in an uncontested election each director will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of shares cast "for" a director's election exceeds the number of votes cast "against" that director. A stockholder whose ballot is marked as "abstain" or broker non-votes to which a stockholder otherwise gives no authority or direction shall not be considered a vote cast and therefore will have no effect on the outcome of the vote.

        Proposal 2 requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of stock. Accordingly, abstentions and broker non-votes will have the same effect as voting against this proposal.

        Proposal 3 requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of stock. Accordingly, abstentions and broker non-votes will have the same effect as voting against this proposal.

        Proposal 2 and Proposal 3 are each conditioned upon stockholder approval of the other. If either Proposal 2 or Proposal 3 is not approved, the other will not be effective even if it obtains the requisite vote of stockholders.

        Proposal 4 requires the approval of a majority of the outstanding shares of stock entitled to vote. Accordingly, abstentions as to this proposal will count as votes against the proposal. Broker non-votes as to Proposal 4, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal and therefore will have no effect on the vote.

Proxies

        Proxies delivered pursuant to this solicitation are revocable at the stockholder's option, prior to their exercise, by attendance and voting at the Annual Meeting (although attendance at the Annual Meeting itself will not revoke a proxy) or by filing a written notice to Debby R. Zurzolo, our Secretary, revoking the proxy or another duly executed proxy bearing a later date. Unless previously revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein.

        If no directions are given, the shares represented by such proxies will be voted FOR the election of the nominees for directors, Alexander L. Cappello, Jerome I. Kransdorf and David B. Pittaway; FOR the amendments to our Certificate of Incorporation to remove certain supermajority provisions; FOR the amendments to our Certificate of Incorporation to permit action by written consent; and FOR the ratification of the selection of PricewaterhouseCoopers LLC as our independent registered public accounting firm for the fiscal year ending December 29, 2009. The named proxies may vote in their discretion upon such other matters as may properly come before the Annual Meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes).

Solicitation

        We will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting and Proxy Statement and the cost of this solicitation. Our directors, officers and other staff members may solicit proxies, without additional remuneration, in person or by telephone or facsimile transmission. We may also choose to retain a proxy soliciting firm, but to date we have not done so for the voting related to the proposals in this year's Proxy Statement. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

ITEMS TO BE VOTED ON

Proposal 1: Election of Directors

        Our Bylaws provide for a Board of Directors consisting of no less than five and no more than thirteen members, the exact number within this range being determined by the Board of Directors. The Board of Directors has currently set the number of directors at eight. The Board of Directors is currently classified into three classes with each director serving a three-year term. At the 2008 Annual Meeting of Stockholders, stockholders approved amendments to our Certificate of Incorporation to eliminate our classified board structure. As a result, all directors will stand for election to one-year terms beginning with the 2011 Annual Meeting of Stockholders. Alexander L. Cappello, Jerome I. Kransdorf and Wayne H. White are serving terms that will expire at the Annual Meeting of Stockholders to be held this year. On February 4, 2009, Mr. White notified the Board that he will not stand for reelection as a director when his current term ends at this year's Annual Meeting of Stockholders. As such, Mr. White will retire from our Board of Directors and the Compensation Committee, effective May 20, 2009. Allen J. Bernstein, Thomas L. Gregory and David R. Klock are serving terms that will expire at the Annual Meeting of Stockholders to be held in 2010.

        The Corporate Governance and Nominating Committee of the Board of Directors ("Governance Committee") has recommended the nomination of Alexander L. Cappello, Jerome I. Kransdorf, and David B. Pittaway for election to the Board of Directors for a term that will expire at the Annual Meeting of Stockholders to be held in 2011. Mr. Cappello was recommended by a non-management director for consideration by the Governance Committee and was appointed by the Board of Directors in fiscal 2008 when the size of the Board was expanded to its current size of eight directors. Mr. Kransdorf has been a non-management director since 1997. Mr. Pittaway was recommended by a non-management director for consideration by the Governance Committee and nominated by the Board of Directors in March, 2009 for stockholders' consideration at the 2009 Annual Meeting to fill the vacancy resulting from Mr. White's retirement.

        Mr. Pittaway, age 57, is Senior Managing Director, Senior Vice President and Secretary of Castle Harlan, Inc. a private equity firm. He has been with Castle Harlan since 1987. Mr. Pittaway also has been Vice President and Secretary of Branford Castle, Inc., an investment company, since October, 1986. From 1987 to 1998, Mr. Pittaway was Vice President, Chief Financial Officer and a director of Branford Chain, Inc., a marine wholesale company, where he is now a director and Vice Chairman. Previously, Mr. Pittaway was Vice President of Strategic Planning and Assistant to the President of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm. Mr. Pittaway is also a member of the Boards of Directors of Morton's Restaurant Group, Inc., McCormick & Schmick's Seafood Restaurants, Perkins & Marie Callender's Inc., United Malt Holdings, Caribbean Restaurants, LLC, Bravo Development, Inc. and the Dystrophic Epidermolysis Bullosa Research Association of America. In addition, he is a director and co-founder of the Armed Forces Reserve Family Assistance Fund. The Board of Directors has determined that Mr. Pittaway would be an "independent director" as such term is defined in NASD Marketplace Rule 4200(a)(15) if he were elected to the Board of Directors.

        The Board of Directors approved the Governance Committee's recommendations and nominated Mr. Cappello, Mr. Kransdorf and Mr. Pittaway, each of whom has indicated his willingness to serve. Unless a stockholder specifies otherwise, the shares represented by each returned proxy will be voted FOR the election of Mr. Cappello, Mr. Kransdorf and Mr. Pittaway.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MR. CAPPELLO, MR. KRANSDORF AND MR. PITTAWAY TO THE BOARD OF DIRECTORS.

Proposal 2: Approval of Amendments to the Company's Certificate of Incorporation to Remove Certain Supermajority Voting Provisions

        Our Board of Directors has approved and adopted, and recommends for stockholder approval, amendments to the Company's Certificate of Incorporation to eliminate certain "supermajority" voting provisions contained in our Certificate of Incorporation. This Proposal 2 is conditioned upon approval of "Proposal 3: Approval of Amendments to the Company's Certificate of Incorporation to Permit Action by Written Consent," as described on page 6 of this Proxy Statement.

Reasons FOR the Proposal

        As with many public companies, the supermajority voting requirements in our Certificate of Incorporation were originally implemented when we became a public company in 1992 to broadly protect the interests of our stockholders.

        Our Board is firmly committed to ensuring effective corporate governance and it desires to be responsive to evolving standards of corporate governance and to the concerns of our stockholders. In recent years, stockholders of many public companies have requested the elimination of the supermajority voting standard for stockholder actions. Our Board has on several occasions considered the advantages of maintaining the supermajority voting requirements and, in the past, has concluded that maintaining them was in the best interest of the Company and our stockholders. This year the Board requested that the Governance Committee review our supermajority voting provisions in light of continual stockholder interest. The Governance Committee consulted management and outside advisors as part of its review.

        In making its recommendation, the Governance Committee and the Board carefully considered the advantages and disadvantages of eliminating the supermajority voting provisions. They considered that the provisions requiring a supermajority vote to amend certain provisions of the Certificate of Incorporation facilitate corporate governance stability by requiring broad stockholder consensus to effect changes and are designed to protect minority stockholder interests. Many investors and others, however, have come to perceive supermajority voting provisions as conflicting with principles of good corporate governance because they can, either in appearance or practice, be viewed as making it more difficult for stockholders to effect change and participate in important company decisions that are properly within the realm of stockholders under state corporate law. According to some investors, the requirement of a supermajority vote can limit the ability of a majority of the stockholders at any particular time to effect change by essentially providing a veto to a large minority stockholder or group of stockholders. In addition, a lower threshold for stockholder votes can increase stockholders' ability to participate effectively in corporate governance.

        After weighing all of these considerations, the Governance Committee recommended the elimination of certain of the supermajority vote requirements in the Company's Certificate of Incorporation, and the Board agreed and determined that the elimination of certain of those provisions is advisable and in the best interests of the Company and our stockholders.

        In accordance with Delaware law these changes will be accomplished by amendments to Articles SEVENTH and TENTH of the Company's Certificate of Incorporation.

        The amendments to Article TENTH will not eliminate the supermajority vote requirement in Article TENTH relating to the amendment of the provisions in the Certificate of Incorporation that provide either for action by written consent (assuming Proposal 3 is approved) or the call of a special meeting only by the Chairman of the Board or a majority of the Board. With the steps taken by the Board in the proposals set forth at this meeting (including action by written consent as discussed in Proposal 3) and the actions taken in 2008 (to require majority voting for election to the Board) and at the 2008 Annual Meeting of Stockholders (the elimination of a classified board and adding provisions for removal of directors without cause), the Board has taken effective steps to enhance our corporate governance and does not believe that the elimination of the supermajority vote in these limited circumstances is appropriate.

        The proposed amendments to Articles SEVENTH and TENTH are described in greater detail below under "Amendments to Supermajority Voting Requirements."

Amendments to Supermajority Voting Requirements

        Article SEVENTH of our Certificate of Incorporation currently requires the affirmative vote of the holders of eighty percent (80%) or more of the combined voting power of all outstanding shares of capital stock entitled to vote generally in election of directors, voting together as a single class, for stockholders to make, adopt, alter, amend and repeal any provision of our Bylaws. The proposed amendment, if adopted, would replace the eighty percent (80%) supermajority vote requirement with a requirement that holders of a majority or more of the combined voting power of the then outstanding shares of voting stock, voting together as a single class, would be able to make, adopt, alter, amend and repeal any provision of our Bylaws.

        The Board has also committed to amend our Bylaws to provide for the same majority vote standard with respect to stockholders' initiated Bylaw amendments if stockholders vote to approve the proposed amendment to Article SEVENTH of the Certificate of Incorporation. If the amendments are adopted, the Bylaws would continue to permit amendments to the Bylaws adopted by a majority of the Board.

        Article TENTH of the Certificate of Incorporation currently provides that the affirmative vote of holders of at least eighty percent (80%) of the combined voting power of all the then outstanding shares of capital stock, entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, repeal or adopt any provision inconsistent with the following articles of the Certificate of Incorporation: (a) Article SIXTH (action by written consent, call of special meetings and removal of directors); (b) Article SEVENTH (amendment of the Bylaws); (c) Article EIGHTH (indemnification of officers and directors); (d) Article NINTH (limitation of monetary damages); and (e) Article TENTH itself; or to add an article or provision imposing cumulative voting in the election of directors.

        The proposed amendments to our Certificate of Incorporation, if adopted, would eliminate the requirement in Article TENTH that would require an eighty percent (80%) vote to amend, alter, repeal or adopt any provision inconsistent with Articles SEVENTH, EIGHTH and NINTH; or to add an article or provision imposing cumulative voting in the election of directors. The proposed amendments, if adopted, would also eliminate the requirement in Article TENTH that would require an eighty percent (80%) vote to amend, alter, repeal or adopt any provisions inconsistent with the provisions in Article SIXTH relating to the removal of directors. The proposed amendments, however, would retain the requirement in Article TENTH that would require an eighty percent (80%) vote to amend, alter, repeal or adopt any provision inconsistent with the provisions in Article SIXTH relating to actions by written consent and the call of special stockholder meetings.

        The Board unanimously adopted a resolution, subject to shareholder approval, and declaring the advisability of amendments to Articles SEVENTH and TENTH to the Certificate of Incorporation in the manner discussed above.

        The text of Articles SEVENTH and TENTH of our Certificate of Incorporation as proposed to be amended is set forth, with additions indicated by underlining and deletions indicated by strike-out.

*        *        *

          SEVENTH: All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of such powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of ~~not less than eighty percent (80%) of the~~at least majority of the combined voting power of all of the then outstanding ~~shares of~~capital stock entitled to vote ~~upon~~generally in the election of directors, voting together as a single class.

          TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights and powers conferred herein are subject to this reserved power, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article TENTH or ~~Articles SIXTH, SEVENTH, EIGHT or NINTH of this Certificate of Incorporation or to add an article or provision imposing cumulative voting in the election of directors~~ subsections (a) or (b) of Article SIXTH.

*        *        *

        To be approved, the proposed amendments require the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of our common stock. If approved, these amendments will become effective upon the filing of a certificate setting forth the amendments with the Secretary of the State of Delaware, which we would file promptly after the Annual Meeting of Stockholders. Approval of this Proposal 2 is conditioned upon approval of Proposal 3 by the Company's stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO REMOVE CERTAIN SUPERMAJORITY VOTING PROVISIONS.

Proposal 3: Approval of Amendments to the Company's Certificate of Incorporation to Permit Action by Written Consent

        Our Board of Directors has approved and adopted, and recommends for stockholder approval, amendments to the Company's Certificate of Incorporation to permit stockholders to take action by written consent. This proposal is conditioned upon approval of "Proposal 2: Approval of Amendments to the Company's Certificate of Incorporation to Remove Certain Supermajority Voting Provisions," as described on page 3 of this Proxy Statement.

Reasons FOR the Proposal

        The General Corporation Law of the State of Delaware provides that unless a company's certificate of incorporation provides otherwise, stockholders may take action without a meeting if the holders of stock having the minimum number of votes necessary to authorize such action sign a written consent. Our Certificate of Incorporation currently requires that any action permitted to be taken by stockholders may only be taken at an annual meeting or special meeting of stockholders. As with many public companies, this provision was implemented when we became a public company in 1992. The proposed amendments to the Certificate of Incorporation would permit action that is required to be taken or which may be taken at any annual or special meeting of stockholders of the Company to be taken by the written consent of stockholders, without a meeting, if such action is taken by a written consent signed by the holders of eighty percent (80%) of the voting power of all of the capital stock of the Company entitled to vote with respect to the subject matter thereof.

        Along with its review of the Company's supermajority provisions discussed above, under Proposal 2, the Board also requested the Governance Committee to review the Company's provisions precluding action by written consent. The Governance Committee and the Board reviewed the advantages of limiting action by written consent. Requiring stockholder action only at regularly scheduled shareholder meetings (i) increases the likelihood that the Company and all of our stockholders will be given an opportunity to consider carefully and respond prudently to important shareholder proposals, and (ii) avoids untimely action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of our management and Board of Directors. The Governance Committee and the Board also considered the views of investors who believe that these provisions are inconsistent with principles of good corporate governance because they can, either in appearance or practice, limit stockholders' ability to participate effectively in corporate governance. In addition to concerns expressed about the role of action by written consent in corporate governance, the Governance Committee also considered the advantages of permitting action by written consent. For example, the expense of holding a meeting of stockholders can be considerable, and it is inefficient to hold a stockholders meeting if the holders of a significant number of voting stock have already determined how a matter will be decided. The ability to obtain stockholder approval by written consent also facilitates transactions by the Company without the delays in calling a meeting and distributing meeting materials. Actions taken by written consent, however, would not relieve the Company of complying with federal state securities laws with respect to the solicitation of written consents.

        In making its recommendation, the Governance Committee and the Board balanced the various interests of those stockholders who view the right to act by written consent as good corporate governance and the attendant advantages of acting by written consent, and the protections afforded stockholders by precluding action by written consent. The Governance Committee and the Board concluded that the best interests of the Company and our stockholders would be served by amending our Certificate of Incorporation to permit action by written consent (and without a meeting of stockholders) when the action taken receives the support of at least 80% of the voting shares entitled to vote on the matter. This balance is further maintained by retaining a supermajority vote requirement to amend the provisions authorizing action by written consent as discussed above under Proposal 2.

        In accordance with Delaware law, these changes will be accomplished by amendments to Article SIXTH of the Company's Certificate of Incorporation.

        The proposed amendments to Article SIXTH are described in greater detail below under "Amendments to Action by Written Consent."

Amendments to Action by Written Consent

        Article SIXTH of our Certificate of Incorporation currently provides that any actions required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent. The proposed amendments to our Certificate of Incorporation, if adopted, would permit any action required or permitted to be taken at any annual or special meeting of stockholders of the Company, to be taken without a meeting if a consent or consents in writing are signed by holders of at least eighty percent (80%) of the combined voting power of all then outstanding shares of capital stock entitled to vote with respect to the subject matter presented.

        The Board unanimously adopted a resolution, subject to shareholder approval, and declaring the advisability of amendments to Article SIXTH to the Certificate of Incorporation in the manner discussed above.

        The text of Article SIXTH of our Certificate of Incorporation as proposed to be amended is set forth below, with additions indicated by underlining and deletions indicated by strike-out.

*        *        *

          SIXTH: (a) Any action required or permitted to be taken ~~by the stockholders of the Corporation must be effected at an~~at any annual or special meeting of stockholders of the Corporation ~~and may not be effected by any~~, may only be taken without a meeting if a consent or consents in writing ~~by such stockholders.~~, setting forth the action so taken, shall be signed by holders of eighty percent (80%) of the combined voting power of all the then outstanding shares of capital stock entitled to vote with respect to the subject matter thereof, voting together as a single class. (b) Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if there be one, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). (c) Prior to the 2011

  Annual Meeting, directors of the Corporation may be removed by stockholders only for cause and only by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon. At and after the 2011 Annual Meeting, a director may be removed without cause by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon.

*        *        *

        To be approved, the proposed amendments require the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of our common stock. If approved, these amendments will become effective upon the filing of a certificate setting forth the amendments with the Secretary of the State of Delaware, which we would file promptly after the Annual Meeting of Stockholders. This Proposal 3 is conditioned upon approval of Proposal 2 by the Company's stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT.

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm

        The Audit Committee appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending December 30, 2008. PwC has served as our independent registered public accounting firm since our inception in 1992. The Audit Committee has initially selected PwC as our independent auditors for fiscal 2009. Although our governing documents do not require submission of this matter to stockholders, the Board of Directors believes that submission is consistent with current best practices in corporate governance and is seeking ratification of the appointment by stockholders. In the event that stockholders fail to ratify the selection of PwC, it will be considered a direction to the Audit Committee to consider the selection of a different independent registered public accounting firm. Even if the selection of PwC is ratified by the stockholders at the Annual Meeting, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of the Company and our stockholders. Representatives of PwC are expected to be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement should they so desire.

Independent Registered Public Accounting Firm Fees and Services

        The following table sets forth the aggregate fees billed by PwC to us during the last two fiscal years:

	Fiscal 2008	Fiscal 2007
Audit Fees	$581,400	$586,500
Audit-Related Fees	—	—
Tax Fees	21,450	29,627
All Other Fees	8,500	86,074

Total	$611,350	$702,201

        Audit Fees represent the aggregate fees billed by PwC for the audit of our annual financial statements included in the Annual Report on Form 10-K, review of financial statements included in the Quarterly Reports on Form 10-Q, the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

        Tax Fees represent the aggregate fees billed by PwC for tax compliance services.

        All Other Fees represent the aggregate fees billed by PwC for services other than those reported in the above categories. For fiscal 2008 and 2007, the nature of services provided consisted primarily of review and consultation related to our stock-based compensation procedures.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy requiring that it pre-approve all audit and permissible non-audit services provided by the independent auditor. The Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission ("SEC") on auditor independence as well as whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, staff members, culture, accounting systems, risk profile and other factors, and input from our management. The Audit Committee's charter authorizes the Audit Committee to delegate to one or more of its members the pre-approval of audit and permissible non-audit services provided that those members report any pre-approvals to the full committee. Pursuant to this authority, the Audit Committee has delegated to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings provided that the amount of fees for any particular services requested does not exceed $10,000, and the Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee's responsibility to pre-approve permitted services of the independent registered public accounting firm. In addition, the policy prohibits our auditors from providing internal control related services to us unless such engagement has been specifically pre-approved by the Audit Committee. None of the services related to the Audit-Related Fees or Tax Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2009.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors

        DAVID OVERTON, age 63, co-founded our predecessor company with his parents. He has served as our Chairman of the Board and Chief Executive Officer since its incorporation in February 1992.

        ALLEN J. BERNSTEIN, age 63, became a director of the Company in February, 2008. Mr. Bernstein is the President of Endeavor Restaurant Group, Inc. He founded and served as Chairman and Chief Executive Officer of Morton's Restaurant Group, Inc. from 1989 through 2005 and presently serves as its Chairman Emeritus. He currently serves on the boards of directors of a number of privately held companies, including Caribbean Restaurants, LLC; Bravo Development, Inc; and as non-executive Chairman of the Board of Perkins & Marie Callender's, Inc. Previously, Mr. Bernstein served as a director on the boards of Charlie Brown's Steakhouse, McCormick & Schmick's Seafood Restaurants and Dave & Busters, Inc. He also serves as Director Emeritus of the American Film Institute.

        ALEXANDER L. CAPPELLO, age 53, became a director of the Company in February, 2008. Mr. Cappello is Chairman and Chief Executive Officer of Cappello Capital Corp., a global merchant banking firm, which has conducted business in 50 countries where its principals have completed over $110 billion in transactions. Mr. Cappello has more than 30 years of global experience in corporate management, corporate finance, and investment banking and merchant banking. He currently serves as a Trustee for the University of Southern California and past President of its Alumni Association Board of Governors. In addition, he serves as a Trustee of the City of Hope, and a director of California Republic Bank and the RAND Corporation Center for Middle East Public Policy. Mr. Cappello previously served as Chairman of the International Board of the Young Presidents Organization, Chairman of Inter-Tel (Delaware), Incorporated and has served as a director for a number of public companies prior to their acquisition or privatization, including Koo Koo Roo, Inc., Cytrx Corp., and Genius Products, Inc.

        THOMAS L. GREGORY, age 73, became a director of the Company upon the consummation of our initial public offering in September, 1992. Mr. Gregory has over 50 years of experience in the food service industry. He served as Vice Chairman of the Board of Directors of Sizzler International, Inc., a restaurant chain, until August 1994. Mr. Gregory served as President, Chief Executive Officer and a member of the Board of Directors of Sizzler from 1982 to 1991, and then served as President of its successor company until his retirement in 1992. From 1974 to 1991, he served as Vice President for Collins Foods International, Inc., a food service company, and retained such position concurrently with his positions at Sizzler. Mr. Gregory is a member of the Board of Directors of Regis Corporation, the world's largest chain of retail hair care operations.

        DAVID R. KLOCK, Ph.D., age 64, became a director of the Company in December, 2006. He is currently the Wachovia Chair in Business and Dean of the School of Business at the University of Alabama at Birmingham. From 2005 until 2008, Dr. Klock was Dean of the College of Business Administration at California State Polytechnic University in Pomona, California. In 2004, Dr. Klock was appointed Chairman of CompBenefits Corporation, an Atlanta, Georgia-based provider of dental and vision plans to over 4.5 million members in the United States. CompBenefits was sold to Humana Inc. in October 2007. From 1993 to 2004, Dr. Klock served as Chairman and Chief Executive Officer of CompBenefits and from 1991 to 1993, he served as President.

        JEROME I. KRANSDORF, age 70, became a director of the Company in March, 1997. Mr. Kransdorf has more than 40 years of investment management experience. He currently serves as President of JaK Direct, a division of Muriel Siebert & Co., Inc. From 1997 to 2001, Mr. Kransdorf served as Senior Vice President of J. & W. Seligman & Co. Incorporated, an investment advisory firm. From 1959 to 1997, he was employed in investment and senior management positions at Wertheim & Co. and its successor companies.

        WAYNE H. WHITE, age 71, became a director of the Company upon the consummation of our initial public offering in September, 1992. From 1983 until his retirement in June, 2002, Mr. White was an investment banker specializing in gaming and restaurant companies. Mr. White has approximately 20 years of senior management experience in the restaurant industry, including Victoria Station (seven years) and Famous Restaurants (two years). He is also a member of the Board of Directors of Nevada Gold & Casinos, Inc. On February 4, 2009, Mr. White notified the Board of Directors that he will not stand for reelection as a director when his current term ends at this year's Annual Meeting of Stockholders. As such, Mr. White will retire from our Board of Directors and the Compensation Committee, effective May 20, 2009.

        AGNIESZKA WINKLER, age 63, became a director of the Company in May, 2007. Ms. Winkler is the founder and Chairperson of The Winkler Group, a San Francisco-based management consultancy specializing in branding and marketing efficiency and effectiveness. She is also the founder and former Chairperson and Chief Executive Officer of Winkler Advertising, founded in 1984, and Team Toolz Inc., founded in 1999, both of which were acquired. Ms. Winkler has served on the Boards of Directors of the following NASDAQ-listed companies before they were acquired: Inter-Tel (Delaware), Incorporated, Reno Air, Inc. and SuperCuts, Inc. In addition, she served as Vice Chairperson of the Board of Directors of IPLocks, Inc., a privately held company. Ms. Winkler currently serves on the Board of Trustees of Santa Clara University and is Vice Chair of the Committee of 200 Foundation. Ms. Winkler is the author of "Warp Speed Branding," published by Wiley in the United States, China, and Turkey.

Director Independence

        The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in NASD Marketplace Rule 4200(a)(15): Allen J. Bernstein; Alexander L. Cappello; Thomas L. Gregory; David R. Klock; Jerome I. Kransdorf; Wayne H. White; and Agnieszka Winkler. In this Proxy Statement, these seven directors are referred to individually as an "Independent Director" and collectively as the "Independent Directors."

Lead Director

        Prior to July, 2008, the Independent Directors of the Board of Directors selected one coordinating director, annually, from among their group. Mr. Gregory served in this position in fiscal 2008 through July, 2008. In July, 2008, the Independent Directors of the Board of Directors extended the duties and responsibilities of the coordinating director and renamed the position that of "Lead Director." One Independent Director is selected annually by the Independent Directors from among their group to serve as "Lead Director." The role of the Lead Director is to preside at executive sessions of the Independent Directors, serve as principle liaison between the Independent Directors and the Chairman of the Board, coordinate the agenda and materials for meetings of the Board of Directors, advise the Chairman of the Board of Directors concerning scheduling of meetings, make recommendations to the Chairman of the Board regarding the retention of advisors and consultants who report directly to the Board of Directors, make recommendations to the Board of Directors and the Chairman regarding significant corporate governance issues, oversee the Governance Committee's review of our compliance with corporate governance policies adopted by the Board, and oversee the annual evaluation of the Board of Directors and its committees. Mr. Cappello currently serves as Lead Director and has served in that position since July, 2008.

Audit Committee Financial Expert

        With the assistance of our legal counsel, the Board of Directors reviewed the applicable legal standards for independence and criteria for determination of "audit committee financial expert" as well as responses to annual questionnaires completed by the directors and has further determined that

Thomas L. Gregory, chair of the Audit Committee of the Board of Directors, Alexander L. Cappello and David R. Klock is each an "audit committee financial expert" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K adopted by the SEC.

Corporate Governance

        The Board of Directors is committed to ethical business practices and believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders.

        The Independent Directors meet regularly in executive session without management. The Lead Director presides at these executive session meetings. Currently, all directors except for one, David Overton, are Independent Directors. In addition, each member of all five committees of the Board of Directors in service for part or all of fiscal 2008 is an Independent Director. Additional information regarding Board committees appears in the section of this Proxy Statement entitled "Committees of the Board of Directors and Composition of Committees."

        We make available on our website the policy that the Board of Directors has adopted for stockholders and employees who wish to communicate any concern directly with the Board of Directors. The policy can be found at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Governance Principles and Guidelines," and the document entitled "Corporate Governance Principles and Guidelines."

Director Nominations Process

        The Board of Directors has adopted a policy and procedure regarding Board of Director candidates (the "Nominations Policy"). The purpose of the Nominations Policy is to describe the process by which candidates are selected for possible inclusion in the Board of Director's recommended slate of director nominees. The Governance Committee of the Board of Directors administers the Nominations Policy.

        The Governance Committee is responsible for identifying candidates for nomination or appointment to the Board of Directors. To fulfill this function, the Governance Committee will at least annually review the size and composition of the Board of Directors and its committees, including the number of directors eligible for election at the annual meeting of stockholders, in accordance with our Articles of Incorporation and Bylaws. The Governance Committee may solicit recommendations for nominees from other directors, members of management or others. In addition, the Governance Committee will consider recommendations of a stockholder of record who timely complies with these policies and procedures.

        In fiscal 2008, the Board of Directors adopted amendments to our Bylaws to implement a majority vote policy such that in order to be considered for nomination by the Board of Directors, an individual must agree that if elected he or she will submit an irrevocable resignation effective upon (i) the director's failure to receive a majority vote in an uncontested election at which he or she is subject to reelection; and (ii) acceptance of the resignation by the Board of Directors.

Minimum Qualifications

        The Governance Committee has identified the following minimum qualifications for candidates for nomination to the Board of Directors:

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  Each candidate must consent in writing to be named in our proxy statement as a nominee and to serve as a director of the Company if nominated, elected or appointed, and qualified.

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  Each candidate must agree that if elected he or she will submit an irrevocable resignation to the Secretary of the Company promptly following his or her election or reelection that will be effective upon (i) such director's failure to receive a "majority vote" for reelection in any "uncontested election" (as those terms are defined in the Company's Bylaws) at which he or she is subject to reelection; and (ii) acceptance of that resignation by the Board of Directors in accordance with the Bylaws and any policies and procedures adopted by the Board of Directors for such purposes.

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  Each candidate's service as a director must not cause us or any of our subsidiaries to lose, or to be threatened with the loss of any application for, right to the use of, or entitlement to, any material governmental license, authorization or permit.

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  Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

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  Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

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  No candidate or family member (as defined in the NASD rules) of a candidate may have any current material personal, financial or professional interest in any company which is determined by the Committee to be a significant competitor of ours.

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  Each candidate must be prepared to participate fully in Board activities, including active membership on at least one Board committee, and not have other personal or professional commitments that would, in the Governance Committee's sole judgment, interfere with or limit his or her ability to do so.

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  Each candidate shall be prepared not to serve as a member of the board of directors of more than two publicly traded companies in addition to ours without prior approval of the majority of the Independent Directors.

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  Each candidate shall not have attained the age of 72 as of the date of appointment or election to the Board.

Criteria for Evaluating Candidates

        In evaluating nominations, the Governance Committee will seek to achieve a balance of different capabilities and overall diversity in the areas of personal and professional experiences and backgrounds, financial, managerial and operational knowledge; variety of opinions and perspectives; and other differentiating characteristics with the goal of seeking and selecting candidates that will enhance the Board's ability to adequately perform its responsibilities, increase stockholder value, and adhere to good corporate governance practices. The Governance Committee will consider the following criteria in evaluating candidates for nomination in light of the size and composition of the Board of Directors and its committees:

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  Satisfaction of the minimum qualifications established by the Governance Committee.

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  Education and other training.

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  Relevant personal and professional background, including financial, managerial and operational skills and knowledge and experience in both corporate and non-traditional environments, such as government, academia and non-profit organizations.

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  Whether the candidate is a party to any action or arbitration adverse to us or any of our subsidiaries.

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  Whether the candidate would qualify as an "independent" director as defined by The NASDAQ Stock Market's listing standards.

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  Whether the candidate would qualify as an "audit committee financial expert."

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  Whether the candidate has been involved in any legal proceeding that would be required to be disclosed by us pursuant to Item 401(f) of Regulation S-K.

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  Whether any business relationships exist, or have existed, that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

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  The candidate's reputation for judgment and honesty.

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  Whether we would be required to disclose any of the relationships described in Section 407(e) of Regulation S-K.

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  The number and identity of any other boards of directors of which the candidate is a member.

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  Other professional and personal commitments that could affect the candidate's ability to serve.

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  Whether the candidate has provided accurate and complete responses to any requests for additional information by the Governance Committee.

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  Other relevant characteristics that would enhance the Board's ability to adequately perform its responsibilities, increase stockholder value, and adhere to good corporate governance practices.

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  Any history of criminal convictions.

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  Whether the candidate has agreed to be interviewed by the Governance Committee, if requested.

In addition, the Governance Committee may consider the following criteria:

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  Whether the nomination and election of the candidate would result in less than two-thirds of the Board of Directors being "independent directors" as defined in our policies and procedures.

General Nomination Right of All Stockholders

        Stockholders may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the advance notice, information and consent provisions contained in our Bylaws. Stockholder nominations for the election of directors may only be made by a stockholder of record on both the date of giving notice and on the record date for such meeting by giving timely written notice to our Secretary at our principal offices. Such notice must be received no less than 90 days or more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding annual meeting of stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever is first, or no less than 90 days or more than 120 days prior to the annual meeting. In the event that the number of a class of directors to be elected is increased and we make no public announcement, at least 100 days prior to the first anniversary of the preceding year's annual meeting, in which we name all of the nominees for director or specify the size of the increased Board of Directors, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if the notice is delivered to, or mailed and received at, our principal executive offices (addressed to our Secretary) no less than 10 calendar days following the day on which we make the public announcement. In the case of a special meeting of stockholders called for the purpose of electing directors, notice will be timely if the stockholder provides written notice to our Secretary not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the meeting date was made, whichever first occurs, or no less than 90 or more than 120 days prior to the meeting. The stockholder's notice must include all of the information required by our Bylaws. If the stockholder provides a statement that the stockholder intends to deliver a proxy statement and form of proxy, the nomination may not be brought before the meeting unless the stockholder has delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by the stockholder to be sufficient to elect the nominee or nominees proposed by the stockholder.

        The foregoing summary is not a complete description of the provisions of our Bylaws pertaining to stockholder nominations and proxies. Stockholders may obtain, without charge, a copy of our Bylaws upon written request to our Secretary at our principal executive offices. Our Bylaws are also available on our website at www.thecheesecakefactory.com by clicking on the links for "Investors, " "Corporate Governance" and "Bylaws."

Stockholder Recommendations to the Governance Committee

        A stockholder of record may also recommend a candidate for consideration by the Governance Committee. In order to give the Governance Committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our Secretary at our principal executive offices no later than the 120th calendar day before the date of our proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. With respect to the 2010 Annual Meeting of Stockholders, recommendations must be received by December 21, 2009. The stockholder's recommendation must include all of the following:

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  The stockholder's name, address and telephone number.

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  The recommended candidate's name, address and telephone number.

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  The written consent of the recommended candidate to be named in our proxy statement and to serve as a director if nominated, elected or appointed, and qualified to serve.

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  A description of all arrangements or understandings in connection with such recommendation between the stockholder and the recommended candidate or between the stockholder and any other person or persons (including their names).

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  A description of any business, familial or other financial or personal relationship between the stockholder and the recommended candidate.

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  Information regarding the recommended candidate as to each of the criteria identified above for evaluating recommendations.

Evaluation of Candidates

        The Governance Committee will consider all candidates identified through the process outlined above and will evaluate each of them, including incumbents, based on the same criteria. If, based on the Governance Committee's initial evaluation, a candidate continues to be of interest to the Governance Committee, the Chair of the Governance Committee will interview the candidate and communicate his or her evaluation to the other committee members and the Chairman of the Board of Directors. Other members of the Governance Committee and senior Company management will conduct subsequent interviews. Ultimately, background and reference checks will be conducted and the Governance

Committee will meet to finalize its list of recommended candidates for consideration by the full Board of Directors. If an incumbent is nominated, the interview process may be abbreviated at the discretion of the Chair of the Governance Committee. If the Chair of the Governance Committee is being considered for re-nomination, the other Governance Committee members shall appoint another member of the Governance Committee to head the review process for the Chair's reconsideration.

Future Revisions to the Nominations Policy

        The Governance Committee's Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the director nomination process. The Governance Committee intends to review this policy and procedure at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve, and to conform with changes in applicable legal or listing standards.

Committees of the Board of Directors and Composition of Committees

        The Board of Directors has three standing committees—the Audit Committee, the Compensation Committee, and the Governance Committee. In fiscal 2007, the Board of Directors appointed a Special Litigation Committee to facilitate timely and orderly consideration of the matters raised by stockholder derivative actions filed against us and related parties concerning claims arising out of certain misdated options. The Special Litigation Committee was dissolved in July 2008. Also in fiscal 2007, the Board of Directors appointed a Special Committee to evaluate certain corporate governance issues and the advisability of pursuing strategic alternatives intended to increase stockholder value including, but not limited to, a recapitalization, and to make recommendations to the full Board of Directors. The Special Committee was dissolved in July 2008. The Board of Directors has determined that each member of the five committees of the Board of Directors in service for part or all of fiscal 2008 meets the independence requirements applicable to those committees prescribed by the NASD Marketplace Rules. The members of each committee and the functions performed thereby are described below.

Audit Committee

        The Audit Committee operates pursuant to a written charter, which is available on our website at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Committee Charters." The Audit Committee is primarily responsible for monitoring the quality and integrity of our financial statements and related disclosure and systems of internal controls regarding risk management, finance and accounting; monitoring our compliance with legal and regulatory requirements; monitoring our independent auditor's qualifications and independence; monitoring the performance of our internal audit function and independent auditors; providing an avenue of communication among the independent auditors, management and the Board of Directors; and issuing the report of the Audit Committee required by the SEC to be included in our Proxy Statement.

        The Audit Committee conducts an annual performance evaluation of its charter, composition, complaint procedures, financial oversight responsibilities, and other matters. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our public accounting firm engaged to issue an audit report or perform other audit, review or attest services. The Audit Committee pre-approves the audit work, as well as all non-audit work, to be performed by our external auditors after considering its permissibility under SEC rules and its impact on auditor independence. The Audit Committee also reviews material written communications the external auditors may provide to management and discusses any concerns with the auditors and management.

        Pursuant to its charter, the Audit Committee also reviews our policies and procedures relating to conflicts of interest and approves any proposed "related party transaction." For this purpose, "related party transaction" means a transaction required to be disclosed pursuant to Item 404 of Regulation S-K adopted by the SEC. We also have adopted a written Code of Ethics for our directors, executive officers and senior financial officers (also available on our website) which, among other things, requires prompt reporting of potential conflicts to the Audit Committee. In addition, management reviews related party transactions with the Audit Committee at least annually. Our internal auditor reports directly to the Audit Committee and is responsible for conducting comprehensive audits of our internal financial controls and the operational effectiveness of related activities and systems.

        Messrs. Gregory and Cappello, Dr. Klock, and Ms. Winkler served on the Audit Committee in fiscal 2008, with Mr. Gregory serving as Chair. Mr. Cappello was appointed to the Audit Committee in February, 2008 concurrently with his appointment to our Board of Directors.

Compensation Committee

        The Compensation Committee operates pursuant to a written charter, which is available on our website at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Committee Charters." The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and all other Named Executive Officers. The Compensation Committee reviews and approves all employment, retention and severance agreements for executive officers and prepares, or causes to be prepared, the Compensation Committee Report in our Proxy Statement. Our Chief Executive Officer makes recommendations to the Compensation Committee concerning the compensation of our executive officers, other than himself. The Compensation Committee also makes recommendations to the Board of Directors concerning non-employee director compensation. The Compensation Committee directly engaged Farient Advisors ("Farient") in fiscal 2008 to conduct an assessment of and make recommendations concerning our non-employee director compensation, our Chief Executive Officer's and Chief Financial Officer's compensation, and our short-and long-term compensation and equity incentive plans.

        The Compensation Committee approves and administers our incentive compensation programs, including our equity incentive plans and our Amended and Restated Performance Incentive Plan ("Incentive Plan"). The Committee makes recommendations to the Board of Directors with respect to incentive and equity compensation plans and periodically reviews and makes recommendations concerning existing or new executive compensation, performance incentives, employee benefits, stock plans or management perquisites. The Compensation Committee conducts an annual evaluation of its charter. The Compensation Committee authorizes and approves all grants of equity compensation to our employees under our equity compensation plans.

        Messrs. Bernstein, Cappello, Kransdorf and White served on the Compensation Committee in fiscal 2008. In addition, Mr. Gregory served on the Compensation Committee from January, 2008 through May, 2008. Mr. White served as Chair from January, 2008 through May, 2008. Mr. Bernstein was appointed to the Compensation Committee in February, 2008. Mr. Cappello was appointed on the Compensation Committee and appointed to serve as Chair in May, 2008.

Governance Committee

        The Governance Committee operates pursuant to a written charter which is available on our website at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Committee Charters." The Governance Committee is responsible for evaluating issues and developments related to corporate governance and making recommendations to the Board of Directors with respect to corporate governance standards, corporate governance proposals from stockholders, the establishment and composition of committees of the Board of Directors and potential candidates for nomination as Board members. The Governance Committee is responsible for overseeing and recommending programs and activities for the continuing education of directors. The Governance Committee also identifies potential candidates for nomination or appointment as directors and makes recommendations to the Board of

Directors concerning nominees to be presented for stockholder approval and to fill any vacancies. The Governance Committee conducts an annual evaluation of its charter.

        Messrs. Bernstein, Gregory, Kransdorf and White, Dr. Klock and Ms. Winkler served on the Governance Committee in fiscal 2008, with Mr. Kransdorf serving as Chair. Messrs. Gregory and White each served on the Governance Committee from January, 2008 through May, 2008. Mr. Bernstein was appointed to the Governance Committee in May, 2008.

Special Litigation Committee

        In fiscal 2007, our Board of Directors established a Special Litigation Committee to facilitate timely and orderly consideration of the matters raised by certain stockholder derivative actions related to options misdating and appointed Dr. Klock to this committee. The Special Litigation Committee completed its investigations and, after negotiating a stipulation of settlement of such actions which was approved by the federal court and became effective June 4, 2008 (the "Stipulated Settlement"), the Special Litigation Committee was dissolved by our Board of Directors in July, 2008.

Special Committee

        In fiscal 2007, our Board of Directors established a Special Committee comprised solely of Independent Directors to, among other matters, evaluate corporate governance issues and the advisability of pursuing strategic alternatives intended to increase stockholder value and to make recommendations to the full Board of Directors. The Special Committee operated pursuant to a charter adopted on December 4, 2007. Messrs. Gregory, Kransdorf and White and Ms. Winkler initially served on the Special Committee in fiscal 2007 and shortly thereafter, the committee membership was reduced to include Messrs. Gregory and Kransdorf, with Ms. Winkler serving as Chair. The Board of Directors dissolved the Special Committee in July, 2008 after receiving its recommendations.

Compensation Committee Interlocks and Insider Participation

        Through the end of fiscal 2008, Messrs. Bernstein, Cappello, Kransdorf and White served on the Compensation Committee. Mr. Gregory also served on the Compensation Committee from January, 2008 through May, 2008. No member of the Compensation Committee was, during fiscal 2008, an officer or employee of ours, a former officer of ours or of our subsidiaries or had a relationship requiring disclosure by us under Item 407(e) of Regulation S-K. None of our executive officers have served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or the Compensation Committee during fiscal 2008.

Board of Directors and Committee Meetings

        During fiscal 2008, the Board of Directors held 20 meetings; the Audit Committee held 13 meetings; the Compensation Committee held 20 meetings; the Governance Committee held five meetings; and the Special Committee held 13 meetings. In addition, the Independent Directors held four executive sessions. Meetings include both in-person and telephonic meetings. No member of the Board of Directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served. We make available on our website the policy that the Board of Directors has adopted regarding Board members' attendance at our Annual Meeting of Stockholders and our procedure for annual committee membership and chairperson assignments. The policy can be found at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Governance Principles and Guidelines," and the document entitled "Corporate Governance Principles and Guidelines." All of our directors then in office attended our 2008 Annual Meeting of Stockholders.

Board of Directors Compensation

        In fiscal 2009, the Board of Directors approved changes to the compensation of non-employee Board members for their services as a director. The compensation structure for fiscal 2009 and 2008 is as follows:

	Fiscal 2009	Fiscal 2008

Annualized fee	$35,000	$35,000

Lead Director annual fee	$15,000	$7,500

Audit Committee chairperson annualized fee	$10,000	$5,000

Compensation Committee chairperson annualized fee	$7,500	$5,000

Governance Committee chairperson annualized fee	$7,500	$5,000

Special Litigation Committee annualized fee(1)	-	$7,500

Special Committee chairperson fee(2)(3)	-	$60,000

Special Committee member fee(2)(3)	-	$40,000

Attendance at an in-person or telephonic Board or committee meeting, with the exception of regularly scheduled telephonic meetings of the Compensation Committee(4)(5)	$1,500	$1,500

Attendance at regularly scheduled telephonic meetings of the Compensation Committee(5)(6)	$1,000	$500

Attendance at in-person or telephonic meetings of the Special Committee(2)	-	$1,500

Cash consideration for the first fiscal year after joining the Board of Directors(7)	$75,000	$100,000

(1)
The Special Litigation Committee was dissolved in July, 2008 and payment for fiscal 2008 was prorated for length of service.

(2)
The Special Committee's fees were authorized and paid through March 31, 2008. The Special Committee was dissolved in July, 2008.

(3)
Paid ratably per month at the beginning of each month through March 31, 2008. The Special Committee was dissolved in July, 2008.

(4)
The Board of Directors increased this fee effective July 23, 2008. Prior to this date, the fee was $1,250 for each in person meeting and Independent Directors were not compensated for attendance at telephonic committee meetings.

(5)
If more than one meeting (in person or telephonic) occurs on any one day, only one attendance fee is paid for all such meetings.

(6)
The Board of Directors approved this fee for attendance at regularly scheduled telephonic meetings of the Compensation Committee effective July 23, 2008.

(7)
With respect to new directors appointed in fiscal 2008, the Board of Directors authorized a one-time cash payment of $100,000 to each individual to retain his services as a new director and, with respect to new directors appointed in fiscal 2009, the Board authorized a one time cash payment of $25,000 to each individual to retain his services as a new director, and $18,750 payable quarterly, each fiscal quarter or portion thereof, in lieu of a stock option grant. In addition, the Board of Directors authorized a cash payment of $75,000 to each of Messrs. Cappello and Bernstein for fiscal 2009, in lieu of a stock option grant. Stock options currently are not awardable to non-employee directors due to the expiration in May, 2007 of the 1997 Non-Employee Director Stock Option Plan (as amended) ("Non-Employee Director Plan"). Both Messrs. Cappello and Bernstein joined the Board of Directors after the expiration of the Non-Employee Director Plan.

        Payments with respect to the annual fee, Lead Director fee, committee chairperson fees, and cash payment to Messrs. Cappello and Bernstein for fiscal 2009 are paid quarterly as earned, following the end of each quarter, unless otherwise noted. Payments with respect to Board of Directors or committee meeting attendance fees are paid monthly, following the end of each month, as earned. No fees are paid to Independent Directors with respect to attendance at executive sessions of the Board of Directors.

        The following table sets forth certain information regarding the compensation earned by or awarded to each Independent Director who served on our Board of Directors in fiscal 2008. Mr. Overton is an employee of The Cheesecake Factory Incorporated and is not compensated for his services as a director.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash $	Option Awards $(1)(2)(3)	Total $

Allen J. Bernstein(4)(5)	152,375	-	152,375

Alexander L. Cappello(4)	160,500	-	160,500

Thomas L. Gregory(5)(6)	133,374	45,267	178,641

David R. Klock	62,625	45,267	107,892

Jerome I. Kransdorf(5)(6)	132,499	31,992	164,491

Wayne H. White(5)(6)(7)	62,000	31,992	93,992

Agnieszka Winkler	144,000	45,267	189,267

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. In accordance with SEC regulations, these amounts reflect the dollar amounts recognized for financial statement reporting purposes for fiscal 2008 in accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), ignoring estimates of forfeitures for service based vesting conditions. See Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2008 filed with the SEC on February 27, 2009 for information regarding assumptions underlying the valuation of equity awards.

(2)
Under the terms of the Non-Employee Director Plan, Independent Directors were eligible to receive options to purchase shares of our common stock. Because the plan expired in May, 2007, no further options may be granted under that plan.

  In May, 2007, the Board of Directors approved grants of 15,000 options to each Independent Director (other than Messrs. Bernstein and Cappello, both of whom were not on the Board of Directors at that time) under the Non-Employee Director Plan at exercise prices equal to the fair market value on the date of grant, of which 7,500 options were for services in fiscal 2008 and vested on December 31, 2007 and 7,500 options were for services in fiscal 2009 and vested on December 31, 2008.

(3)
As of December 30, 2008 each Independent Director held options exercisable for the following number of shares of our common stock: Mr. Gregory, 76,911; Dr. Klock, 37,500; Mr. Kransdorf, 46,264; Mr. White, 85,639; and Ms. Winkler, 37,500.

(4)
Mr. Bernstein and Mr. Cappello were appointed to the Board of Directors effective February 12, 2008.

(5)
Fees were earned, but not paid in cash, as Mr. Bernstein, Mr. Gregory, Mr. Kransdorf and Mr. White each elected to have his fees paid to a nonqualified deferred compensation plan account administered under The Cheesecake Factory Incorporated Executive Savings Plan ("Executive Savings Plan"), with the exception of $100,000 paid in cash to Mr. Bernstein to initially retain his services as a new director.

(6)
In fiscal 2008, Messrs. Gregory, Kransdorf and White each received $10,001 as consideration for the cancellation of stock option grants, which was then tendered to the Company in payment of obligations under the Stipulated Settlement. The cancellation of stock option grants were as follows: Mr. Gregory 3,714 shares; Mr. Kransdorf 2,486 shares; and Mr. White 2,486 shares.

(7)
On February 4, 2009, Mr. White notified the Board that he will not stand for reelection as a director when his current term ends at this year's Annual Meeting of Stockholders. As such, Mr. White will retire from our Board of Directors and the Compensation Committee, effective May 20, 2009.

Eligibility for Participation in the Executive Savings Plan

        Members of the Board of Directors are eligible to participate in the Executive Savings Plan, a nonqualified deferred contribution plan, by contributing a portion of their director fees to this plan. Additional information regarding the Executive Savings Plan appears in the section of this Proxy Statement entitled "Nonqualified Deferred Compensation." We do not make matching contributions under the Executive Savings Plan with respect to contributions made by non-employee Board of Director members.

Reimbursement of Expenses

        Each Independent Director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities, including director education courses and materials.

Indemnification of Officers and Directors

        As permitted by the Delaware General Corporation Law, our Certificate of Incorporation limits the personal liability of our directors for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (a) any breach of the director's duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation also provides that we shall indemnify and advance indemnification expenses on behalf of all directors and officers of ours to the fullest extent permitted by Delaware law. Article VIII of our Bylaws also requires us, subject to certain limitations, to indemnify directors and officers and advance expenses. The indemnification and advancement of expenses provisions of Article VIII are not exclusive of any other rights of indemnification of advancement of expenses.

        We have also entered into indemnification agreements with our directors and Named Executive Officers. Each indemnification agreement requires us to indemnify and hold harmless the director or Named Executive Officer to the fullest extent authorized by the laws of the State of Delaware. Each indemnification agreement also requires us, subject to specific terms and conditions, to advance expenses to the director or officer. Each indemnification agreement also sets forth various procedures and definitions with respect to indemnification and advancement of expenses. We are also obligated to maintain directors' and officers' liability insurance. With specified exceptions, we are not obligated to provide indemnification or advance expenses with respect to actions initiated by the director or officer or to indemnify the director or officer in connection with proceedings by us to enforce non-compete or non-disclosure agreements. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following Audit Committee report does not constitute soliciting material and is not deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

        As more fully described in its charter, the Audit Committee oversees the Company's financial reporting and internal control processes on behalf of the Board of Directors, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors. The Audit Committee approved the engagement of PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for fiscal 2008. Management has the primary responsibility for the Company's financial statements and the financial reporting process, including the Company's system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements for fiscal 2008 with management and PwC. Management and PwC have represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee reviewed with PwC such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Audit Committee has discussed with PwC the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the audit committee concerning independence. The Audit Committee discussed with PwC the overall scope and plans for its audit. The Audit Committee periodically meets with PwC, with and without management present, to discuss the results of its audit, its evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based upon these reviews and discussions, the Audit Committee has approved the recommendation of Company management that the audited consolidated financial statements for the fiscal year ended December 30, 2008 be included in the Company's Annual Report on Form 10-K filed with Securities and Exchange Commission.

Respectfully submitted,
Thomas L. Gregory, Chair Alexander L. Cappello David R. Klock Agnieszka Winkler

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis ("CD&A") explains our strategy, design, and decision-making around our compensation programs and practices for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (together, the "Named Executive Officers"). While the principal purpose of this CD&A is to review Named Executive Officer compensation, many of the programs discussed apply to other members of senior management who, combined with the Named Executive Officers, are collectively referred to herein as "executive officers" or "executives." This CD&A also explains how the compensation of our Named Executive Officers is aligned with the interests of our stockholders, and is intended to place in perspective the compensation information contained in the tables that follow this discussion.

        During fiscal 2008, our Named Executive Officers were:

  •
  David Overton, Chairman of the Board and Chief Executive Officer;

  •
  Cheryl Slomann, Interim Chief Financial Officer, Vice President, Controller and Chief Accounting Officer(1);

  •
  Michael J. Dixon, Senior Vice President and Chief Financial Officer(2);

  •
  Russell W. Bendel, President and Chief Operating Officer, The Cheesecake Factory Restaurants Inc.(3);

  •
  Max S. Byfuglin, President, The Cheesecake Factory Bakery Incorporated; and

  •
  Debby R. Zurzolo, Executive Vice President, General Counsel and Secretary.

(1)
Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

(2)
Mr. Dixon resigned effective July 23, 2008.

(3)
Mr. Bendel resigned effective May 28, 2008.

Overview

        The Cheesecake Factory Incorporated has experienced significant growth since its incorporation in 1992 and we will continue to expand our namesake concept, as well as selectively pursue other opportunities to leverage the competitive strengths of our restaurant and bakery operations. Our compensation philosophy and practices have reflected our growth, with an emphasis on aggressive financial performance goals and the use of stock options and restricted shares to motivate and reward our executives for success. The Compensation Committee, which is responsible for the oversight of our executive pay and equity compensation plans, continually evaluates and revises, as necessary, our compensation programs to ensure that they support our business objectives. These objectives include continued growth, sustainability of our brands, profitability, acceptable returns on our investments, and ultimately, the creation of value for our stockholders over the long-term.

        Accordingly, the key objectives of our executive compensation program are to:

  •
  Pay competitively within the restaurant industry commensurate with our performance;

  •
  Tie compensation to our financial, operating, strategic and stock price performance to hold our executives accountable and reward appropriately for performance through compensation;

  •
  Reward individual performance and contribution to our success; and

  •
  Align the interests of our executives with the interests of our shareholders.

        In fiscal 2008 and 2009, the Compensation Committee engaged Farient Advisors LLC ("Farient"), a compensation consulting firm, to complete a detailed evaluation of our executive compensation programs. The Compensation Committee made select changes for fiscal 2009 to further align the design of these programs with our key objectives. These changes are discussed in more detail below under "Principal Elements of Compensation."

 Oversight of Executive Compensation

        The Compensation Committee has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives, including Named Executive Officers. The specific responsibilities of the Compensation Committee related to executive compensation include:

  •
  Overseeing development and implementation of our compensation plans for Named Executive Officers;

  •
  Overseeing development and implementation of our equity compensation plans;

  •
  Reviewing and approving our Chief Executive Officer and other Named Executive Officer compensation, including setting Incentive Plan goals, evaluating performance, verifying results, and determining pay levels;

  •
  Periodically reviewing and making recommendations to the Board of Directors concerning equity and incentive plans, including plan design, and other executive benefits, or perquisites;

  •
  Administering our equity-based incentive compensation plans, including the approval of all grants;

  •
  Overseeing regulatory compliance with respect to executive and equity compensation matters; and

  •
  Reviewing and approving all employment, retention and/or severance agreements for executive officers.

        The Compensation Committee is also responsible for reviewing and submitting to the Board of Directors recommendations concerning Board of Director compensation.

        When making individual compensation decisions for Named Executive Officers, the Compensation Committee takes many factors into account, including the executive's experience, responsibilities, management abilities and job performance, performance of the Company as a whole, current market conditions and competitive pay for similar positions at comparable companies. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

        The Compensation Committee relies significantly on the input and recommendations of our Chief Executive Officer when evaluating these factors relative to the compensation of executive officers, excluding his own compensation, which is set according to the terms of his employment agreement. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each Named Executive Officer and his perspective on the factors described above in developing his recommendations for the executive's compensation, including salary adjustments, incentive bonuses, annual equity grants and equity grants awarded in conjunction with promotions. The Compensation Committee discusses our Chief Executive Officer's recommendations and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

        Our Chief Executive Officer's compensation is determined solely by the Compensation Committee. Our Chief Executive Officer and others from our executive management team attend portions of the Compensation Committee meetings. Decisions relating to the Chief Executive Officer's pay are made by the Compensation Committee, without management present. The Compensation Committee reports its activities to our Board of Directors.

        The Compensation Committee retains the services of executive compensation consultants to assess the competitiveness of our compensation programs, conduct other research as directed by the Compensation Committee, and support the Compensation Committee in the design and implementation of executive and Board of Director compensation. In fiscal 2008 and 2009, the Compensation Committee retained Farient Advisors to assist the Compensation Committee and management in the review and assessment of multiple aspects of our compensation programs, including equity compensation practices, short-term and long-term incentive design, employment agreement terms for our Chief Executive Officer and Chief Financial Officer, and recommendations regarding our Board of Directors compensation practices. Farient reports directly to the Compensation Committee, while collaborating with management, including our Chief Executive Officer, on behalf of the Compensation Committee, to develop programs which are supportive of our business strategy and needs.

Overview of Program

Overview of Compensation Elements

        During fiscal 2008, our executive compensation and benefits consisted of the components listed in the table below, which provides a brief description of the principal types of compensation, how performance is factored into each type of compensation, and the objectives served by each element. A description of each of these elements is discussed in more detail in the "Principal Elements of Compensation" section below.

Fiscal 2008 Principal Elements of Executive Compensation

Element	Description	Performance Considerations	Primary Objectives

Base Salary	• Fixed cash payment	• Based on level of responsibility, experience and individual performance	• Attract and retain talent • Recognize career experience and individual performance

Performance Incentive Plan ("Incentive Plan")	• Performance-based annual cash incentive(1)	• Measured by consolidated income from operations ("Operating Income") for fiscal 2008, 2007 and 2006	• Promote and reward achievement of aggressive Company and divisional annual financial objectives

Long-Term Incentive Plan	• Stock options • Restricted shares	• Value of pay tied to stock price performance	• Align executive interests with shareholder interests • Attract and retain talent

Retirement and Welfare Benefits	• Medical, dental, vision, life insurance and long-term disability insurance • Non-qualified deferred compensation plan • Defined benefit retirement agreement (for the Chief Executive Officer only)	• Not applicable	• Attract and retain talent • Provide reasonable security to allow executives to perform at their best

Executive Perquisites	• Company-leased vehicle or car allowance • Executive physical for Senior Vice President and above only	• Not applicable	• Attract and retain talent

(1)
Our Incentive Plan also allows for the payment of discretionary bonuses based on factors such as financial results, advancements in research and development, technological achievements, performance beyond pre-established objectives, extraordinary tangible or intangible contributions to the Company or business unit performance, as well as other factors. Historically, we have not awarded discretionary bonuses except on a selective basis in fiscal 2008 as discussed in the "2008 Discretionary Awards" section below. According to the terms of the Incentive Plan, the amount of any discretionary bonus may not exceed 100% of the executive's base salary, among other limitations in our Incentive Plan.

Market Positioning and Pay Benchmarking

        The Compensation Committee has historically targeted base salaries for Named Executive Officers at between the 50th percentile and the 75th percentile of market practice for above average performance without size-adjusting the comparable companies used to determine market practice. With size-adjustments of comparable companies, our base salary target historically has been closer to the 50th percentile. The actual positioning of each Named Executive Officer's pay at target performance is dependent on consideration of the individual's experience, responsibilities, management abilities and job performance, and the performance of the Company as a whole, as outlined above. Actual pay is dependent upon the individual's performance, the Company's financial performance relative to our objectives and our stock price performance. Actual pay can and often does differ substantially from targeted pay based on performance.

        The Compensation Committee assesses relative target pay compared to similar companies to support our objective of providing competitive pay commensurate with performance. In January 2008, the Compensation Committee reviewed a competitive executive compensation summary prepared by our Human Resources department using a variety of recognized compensation survey sources. The summary report contained data from comparable companies in the restaurant and hospitality/leisure industries, and for Mr. Byfuglin, from companies of comparable size, to identify a competitive market range for Named Executive Officer base salaries by position.

        In fiscal 2008 and 2009, the Compensation Committee reviewed a competitive analysis of market pay practices for our Chief Executive Officer and our Chief Financial Officer prepared by Farient at the request of the Compensation Committee. This assessment included pay comparisons from comparable companies in the restaurant and hospitality/leisure industries and from recognized survey sources. The specific group of comparable companies used for pay comparisons included public companies in the casual dining segment of the restaurant industry with revenues over $300 million (as of fiscal 2007) as follows:

• Darden Restaurants	• Texas Roadhouse
• Brinker International	• California Pizza Kitchen
• CBRL (Cracker Barrel) Group	• DineEquity
• Bob Evans Farms	• McCormick & Schmick's Seafood Restaurants
• Ruby Tuesday	• Morton's Restaurant Group
• Landry's Restaurants	• Ruth's Hospitality Group
• P.F. Chang's China Bistro	• BJ's Restaurants
• O'Charley's	• Frisch's Restaurants
• Denny's	• Red Robin Gourmet Burgers

        Due to the substantial size differences among these companies and the Company, Farient used regression analyses to size-adjust the results and corroborated the findings with data from survey sources.

        The results of this analysis are being used to help determine the terms of a new employment agreement with our Chief Executive Officer, and were used to inform the terms of our employment agreement for our new Chief Financial Officer.

Pay Mix

        Because our executives are in a position to directly influence the Company's overall performance, a significant portion of their compensation is at risk through short-and long-term incentive programs. We do not allocate between cash and non-cash compensation and short-term versus long-term compensation based on specific percentages. Instead, we believe that the compensation package for our executives should be generally in-line with the prevailing market, consistent with each executive's level of impact and responsibility.

Principal Elements of Compensation

        As described in the table above, we use multiple components to provide a competitive overall compensation and benefits package that is reasonable relative to market and industry practices and tied appropriately to performance. The specific decisions related to each element are outlined in more detail below:

Base Salary

        In accordance with our compensation objectives, salaries are set and administered to reflect the value of the position in the marketplace, the career experience of the individual, and the contribution and performance of the individual. For fiscal 2008, the salary of our Chief Executive Officer was set in accordance with his existing employment agreement. For other Named Executive Officers, excluding Ms. Slomann, the Compensation Committee made adjustments based on recommendations by the Chief Executive Officer and the considerations discussed above. Ms. Slomann's salary for fiscal 2008 was set prior to her appointment as our Interim Chief Financial Officer and no adjustment was made after her appointment.

        The following table sets forth the base salary rates for each of the Named Executive Officers for fiscal 2009, 2008 and 2007.

ANNUALIZED BASE SALARY

	Fiscal 2009		Fiscal 2008		Fiscal 2007

Name and Principal Position	$	% Increase	$	% Increase	$

David Overton Chairman of the Board and Chief Executive Officer	(1)	(1)	$782,000	6.8%	$732,000

W. Douglas Benn Executive Vice President and Chief Financial Officer(2)	$400,000	-	-	-	-

Cheryl M. Slomann Interim Chief Financial Officer, Vice President, Controller and Chief Accounting Officer(3)	$210,000	0%	$210,000	7.7%	$195,000

Michael J. Dixon Senior Vice President and Chief Financial Officer(4)	-	-	$335,000	8.1%	$310,000

Russell W. Bendel President and Chief Operating Officer—The Cheesecake Factory Restaurants, Inc.(5)	-	-	$450,000	-	$450,000

Max S. Byfuglin President—The Cheesecake Factory Bakery Incorporated	$327,500	0%	$327,500	4.0%	$315,000

Debby R. Zurzolo Executive Vice President, General Counsel and Secretary	$375,000	0%	$375,000	4.9%	$357,500

(1)
Mr. Overton's employment agreement is currently being negotiated and his fiscal 2009 salary will be determined pursuant to this negotiation.

(2)
Mr. Benn joined the Company as an executive officer on January 19, 2009.

(3)
Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

(4)
Mr. Dixon resigned effective July 23, 2008.

(5)
Mr. Bendel joined the Company as an executive officer effective September 3, 2007 and resigned effective May 28, 2008.

Annual Incentive Compensation

        We believe that annual incentive compensation for Named Executive Officers should be based on actual performance against set performance objectives. Each of our executives, including the Named Executive Officers, is eligible to receive a cash bonus based on the achievement of certain performance objectives under the Company's Performance Incentive Plan ("Incentive Plan"). Annual performance bonuses are designed to focus participants on and reward them for the achievement of specific annual financial, strategic, and/or operational objectives of the Company. In the case of Mr. Byfuglin and other executives in our bakery division, the performance objectives include the performance of the bakery division in addition to the Company. Each executive is assigned a target and maximum bonus opportunity as a percentage of base salary.

        Actual annual performance bonuses are based on the achievement of performance objectives that are reviewed and agreed to by the Compensation Committee. The performance objectives, and the formula for computing the performance bonus if the target is achieved, are established by the Compensation Committee early in each fiscal year. Performance bonuses are payable in the first quarter of the following year, after the Compensation Committee verifies performance relative to the pre-established objectives and to what extent performance bonuses have been earned.

        Performance incentive ranges approved for the Named Executive Officers for fiscal 2008 were as follows:

	Performance Incentive Achievable as a Percentage of Salary

Name	Below Threshold < 90%	Threshold 90%	Target 100%	Maximum 105%

David Overton	-	12%	48%	60%

W. Douglas Benn(1)	-	-	-	-

Cheryl M. Slomann(2)	-	7.5%	30%	42%

Michael J. Dixon(3)	-	9.0%	36%	48%

Russell W. Bendel(4)	-	10.5%	42%	54%

Max S. Byfuglin	-	10.5%	42%	54%

Debby R. Zurzolo	-	10.5%	42%	54%

    (1)
    Mr. Benn joined the Company as an executive officer on January 19, 2009.

    (2)
    Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

    (3)
    Mr. Dixon resigned effective July 23, 2008.

    (4)
    Mr. Bendel joined the Company as an executive officer effective September 3, 2007 and resigned effective May 28, 2008.

        For fiscal 2008, performance was assessed relative to our consolidated income from operations ("Operating Income") objective. Mr. Byfuglin's incentive opportunity was weighted 25% to Operating Income and 75% to bakery division income from operations. Our Operating Income objective and results for fiscal 2008 are shown below. Because we did not meet the minimum threshold of our Operating Income objective, no performance bonuses were paid to any of the Named Executive Officers in fiscal

2008. The specific performance objective for the bakery division is not disclosed due to the risk of competitive harm.

	Operating Income Objective	Operating Income as a % of the Target Objective

Maximum	$134.0 million	105%

Target	$127.6 million	100%

Threshold	$114.8 million	90%

< Threshold	< $114.8 million	< 90%

Actual Result(1)	$90.1 million	70.6%

    (1)
    Actual result excludes $2.9 million in impairment of assets expense.

        Based on a review of past performance goals and the goals for fiscal 2008, the Compensation Committee believes that the goals were reasonably difficult to achieve, as demonstrated by the fact that the Company has not achieved the threshold goal required to receive an incentive award under our Incentive Plan since fiscal 2005, although the bakery division reached its goal in fiscal 2006.

Fiscal 2008 Discretionary Awards

        Discretionary awards are determined based on factors including the Company's, subsidiary's or business unit's financial results, advancement in research and development, technological achievements, performance beyond pre-established objectives, extraordinary tangible or intangible contributions of the executive to the Company, a subsidiary, or a business unit, as well as other factors. According to the terms of the Incentive Plan, the amount of any discretionary bonus may not exceed 100% of the executive's base salary and is subject to other limitations on payment. The Compensation Committee approved discretionary bonuses of $25,000 to each of Ms. Slomann and Ms. Zurzolo for fiscal 2008 performance.

Fiscal 2009 Annual Incentive Program

        In fiscal 2009, Farient Advisors, at the request of the Compensation Committee, reviewed the design of our incentive programs under the Incentive Plan relative to our business needs and market practices. Farient recommended, and the Compensation Committee approved, certain changes to the program for fiscal 2009 to meet our objective of providing competitive pay commensurate with performance. These program changes include:

  •
  Modify target award opportunities for Named Executive Officers to be competitive with market practices, as follows:

	Target Incentive as a Percentage of Salary

Name	Fiscal 2009	Fiscal 2008

David Overton	90%	48%

W. Douglas Benn(1)	60%	42%

Cheryl M. Slomann(2)	30%	30%

Michael J. Dixon(3)	-	36%

Russell W. Bendel(4)	-	42%

Max S. Byfuglin	60%	42%

Debby R. Zurzolo	60%	42%

    (1)
    Mr. Benn joined the Company as an executive officer on January 19, 2009.

    (2)
    Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

    (3)
    Mr. Dixon resigned effective July 23, 2008.

    (4)
    Mr. Bendel resigned effective May 28, 2008.

  •
  Weight performance according to two components: (i) 75% against an Operating Income objective; and (ii) 25% against both strategic and financial/operating objectives. The weighting will allow for an incentive of up to 200% of target awards solely for our Operating Income performance and up to 100% of target awards for both strategic and financial/operating performance. For the bakery division, weight 75% of target award based upon bakery division financial objectives and 25% on the Company's Operating Income objective.

  •
  Calibrate financial performance objectives based on competitive historical and expected performance and Company historical and expected performance, and broaden the goal range around the objectives to potentially earn minimum awards at 67% of the target objective and maximum awards at 115% of the target objective.

        Notwithstanding the foregoing, the achievement of the Operating Income objective includes the ability to accrue for the payout of performance incentive bonuses.

Equity-Based Compensation

        We believe that equity-based compensation should be a significant component of total executive compensation to align executive compensation to the long-term performance of the Company and to encourage executives to make value-enhancing decisions for the benefit of our stockholders. Each of the Named Executive Officers is eligible to receive equity compensation. Historically, equity compensation has been delivered primarily in the form of stock options. Restricted shares have also been granted from time to time to encourage retention.

        The Compensation Committee is responsible for determining equity grants to all staff members, including Named Executive Officers, and in doing so considers past grants, corporate and individual performance, and recommendations of our Chief Executive Officer for staff members other than himself. In fiscal 2008, the Compensation Committee granted our Chief Executive Officer stock options in accordance with his employment agreement, which specified that no fewer than 100,000 stock options would be granted to him annually. The Compensation Committee has not established formal guidelines or performance criteria for the size of individual equity grants for the other Named Executive Officers.

        The Compensation Committee approves all equity-based compensation at monthly meetings pre-scheduled for this purpose. The grant price is the closing price of the Company's stock on the grant date. We do not time our release of material non-public information for the purpose of affecting the value of our executives' compensation, nor do we time our grants of equity-based compensation to take advantage of material non-public information.

        While our equity plans permit awards to be made on a more frequent basis, our Compensation Committee generally has made grants to Named Executive Officers on an annual basis, except in the case of newly hired executives, mid-year promotions or other extraordinary events. We believe that making awards on an annual basis enables the Compensation Committee to evaluate individual and corporate performance over a reasonable period of time.

Fiscal 2008 Equity Grants

        During fiscal 2008, the Compensation Committee granted options to purchase shares of common stock to each of our Named Executive Officers as follows:

Name	Stock Options Granted in Fiscal 2008

David Overton	100,000

W. Douglas Benn(1)	-

Cheryl M. Slomann(2)	10,000

Michael J. Dixon(3)	25,000

Russell W. Bendel(4)	-

Max S. Byfuglin	30,000

Debby R. Zurzolo	25,000

    (1)
    Mr. Benn joined the Company as an executive officer on January 19, 2009.

    (2)
    Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

    (3)
    Mr. Dixon resigned effective July 23, 2008. Upon his resignation, 85,000 unvested stock options that he held were forfeited. Pursuant to our plan, Mr. Dixon had 90 days following his termination of employment to exercise vested stock options. On October 21, 2008, 113,250 vested and unexercised stock options that he held were cancelled.

    (4)
    Mr. Bendel resigned effective May 28, 2008. Upon his resignation, 100,000 unvested stock options that he held were forfeited. Mr. Bendel held no vested stock options at the time of his resignation.

        The stock options granted in fiscal 2008 to Named Executive Officers vest at a rate of 20% per year and expire in 10 years. In addition, once vested, these grants are only exercisable if our earnings performance for the fiscal year ended immediately prior to each exercise date meets or exceeds the average earnings performance of all full-service restaurant companies reported in a restaurant index published by a major financial services firm or an equivalent index approved by the Compensation Committee. For additional information concerning these grants, see the section entitled "Grant of Plan-Based Awards in Fiscal 2008" in this Proxy Statement.

        In fiscal 2008, the Compensation Committee did not grant restricted shares to any Named Executive Officers.

Fiscal 2009 Equity Grants

        In fiscal 2009, the Compensation Committee approved grants of stock options and restricted shares to our Named Executive Officers to reward them for their dedication to the Company, encourage their continued focus in this difficult operating environment, and tie their compensation to the long-term success of the Company. The number of stock options and restricted shares that were granted to Named Executive Officers in fiscal 2009 is shown below:

Name	Stock Options Granted in Fiscal 2009	Restricted Shares Granted in Fiscal 2009

David Overton	(1)	(1)

W. Douglas Benn(2)	150,000	25,000

Cheryl M. Slomann(3)	7,500	2,500

Max S. Byfuglin	15,000	10,000

Debby R. Zurzolo	15,000	7,500

    (1)
    Mr. Overton's employment agreement is currently being negotiated and his equity grants for fiscal 2009 will be determined pursuant to this negotiation.

    (2)
    Mr. Benn joined the Company as an executive officer on January 19, 2009. The Compensation Committee approved a grant of 25,000 restricted shares and 150,000 stock options, according to the terms of his employment agreement.

    (3)
    Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

        The stock options granted in fiscal 2009 to Named Executive Officers vest at a rate of 20% per year and expire in eight years. The Compensation Committee decided to award options that expire in eight instead of ten years in order to refresh the use of the equity pool more frequently, while still retaining the long-term nature of the program. In addition, the Compensation Committee determined that the performance requirement for the exercise of vested stock options imposed on grants was not market competitive and eliminated this requirement for stock options granted in fiscal 2009. The restrictions on the restricted shares granted in fiscal 2009 to Named Executive Officers lapse at a rate of 60% on the third anniversary date of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date. With respect to restricted shares granted to Named Executive Officers in fiscal 2009, the restrictions shall lapse upon a change of control.

        In fiscal 2008, Farient Advisors, at the request of the Compensation Committee, reviewed our equity grant practices and equity plans. Based on Farient's assessment, the Compensation Committee approved a grant in fiscal 2009 under our Amended and Restated Year 2000 Omnibus Performance Stock Incentive Plan ("2000 Plan") that encompassed two years' worth of annual grants (i.e., 2009 and 2010) to eligible executives, not including our Named Executive Officers and select other senior executives. In making this decision, the Compensation Committee determined that a two-year grant would be the most efficient and effective use of the shares available for grant under such plan. Individual award amounts for fiscal 2009 were determined based on historic grant levels and eligibility, and the Compensation Committee does not anticipate making additional annual grants to the same executives in fiscal 2010. The Compensation Committee decided to award options that expire in eight instead of ten years in order to refresh the use of the equity pool more frequently, while still retaining the long-term nature of the program. In addition, the Compensation Committee determined that the performance requirement for the exercise of vested stock options imposed on grants was not market competitive and eliminated this requirement for stock options granted in fiscal 2009.

        For the Named Executive Officers and select other senior executives, the grants made in fiscal 2009 represent a single year's grant and, therefore, the Compensation Committee would consider making an annual grant to these individuals in fiscal 2010.

Retirement Plans

Nonqualified Deferred Compensation

        In fiscal 1999, we established the Executive Savings Plan, a nonqualified, deferred compensation plan in order to provide a tax-deferred savings vehicle for our highly compensated executives, as defined in the Executive Savings Plan, as well as our Independent Directors. The Executive Savings Plan includes over 450 other staff member eligible positions, as well as all of our non-employee directors. At the end of fiscal 2008, all of our Named Executive Officers and over 250 other staff members and four non-employee directors were participants in the Executive Savings Plan. Additional information regarding this plan appears in this Proxy Statement in the section entitled "Nonqualified Deferred Compensation."

Pension Benefits

        The Company does not maintain a pension plan for executives or staff members. However, in order to continue to retain Mr. Overton's services as our Chief Executive Officer and in recognition of his unique contributions as the founder of the Company, we agreed to provide Mr. Overton with a "Founders Retirement Benefit" as part of his employment agreement in fiscal 2004. Under this agreement, Mr. Overton is entitled to a retirement benefit equal to 20% of his base salary (in effect immediately prior to retirement) for the first 10 years after termination of his full time employment and 40% of his base salary (in effect immediately prior to termination) for each year after the first 10 years until his death. This benefit is not payable if Mr. Overton's employment is terminated for cause or if he materially violates any of his duties of confidentiality, non-competition or non-solicitation set forth in the agreement.

        Mr. Overton is also eligible for a consulting arrangement with the Company following his retirement from his position as our Chairman and Chief Executive Officer.

        For additional information concerning Mr. Overton's employment agreement, including amounts payable upon termination of employment, see the section entitled "Employment Agreements" in this Proxy Statement.

Other Benefits and Perquisites

Benefits

        All of our executives are eligible to participate in our broad based benefit programs, which include medical, dental, vision, life insurance and long-term disability programs, as well as paid vacation. We provide group term life insurance to our executives, including each of our Named Executive Officers, as well as all other salaried staff members, at the lesser of one times base salary or $750,000. The Internal Revenue Service ("IRS") requires that the portion of the value of such a policy exceeding $50,000 be deemed imputed income to the staff member. The IRS provides a formula by which the imputed income is calculated.

Perquisites

        We also provide limited perquisites to our executives, including the Named Executive Officers, that vary based on the executive's level. The perquisites include:

  •
  Each Named Executive Officer has the choice of a company-leased vehicle or automobile allowance. This program is also offered to certain other executives, including Restaurant General Managers, Area Directors of Operations, Area Kitchen Operations Managers, and selected additional management positions. Each individual participating in our leased car program is assigned imputed income, according to Internal Revenue Service regulations, for his or her personal use of the car.

  •
  Each of our Named Executive Officers, excluding Ms. Slomann, is eligible for a company-paid executive physical every two years, as are other staff members at the level of Senior Vice President and above.

        We believe that these perquisites provide a differentiated benefit to eligible staff which enhances our ability to attract and retain high-quality talent. Our perspective is that the benefits to the Company of this differentiation in the employment relationship outweigh the costs of providing these benefits.

        The perquisites that we provided to our Named Executive Officers in fiscal 2008 are disclosed in the section entitled "Summary Compensation Table" and the accompanying footnotes in this Proxy Statement.

Termination of Employment or a Change in Control

        The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain and to help keep our executives focused on our business rather than on their personal financial security, we believe that providing certain of our executives with severance benefits upon certain terminations of employment is in the best interests of our Company and our stockholders.

        The severance benefit provided for our Named Executive Officers were determined by the Compensation Committee based on its judgment of prevailing market practices at the time each agreement was entered into. At present, we have employment agreements with Messrs. Overton, Benn and Byfuglin, as well as Ms. Zurzolo, which detail their eligibility for payments under various termination scenarios. For detailed information concerning these agreements, see the section entitled "Potential Payments upon Termination or Change of Control" in this Proxy Statement. In addition, certain equity grants made to Named Executive Officers provide for vesting of stock options and elimination of restrictions on restricted shares upon a change of control as defined in our Amended and Restated Year 2001 Omnibus Stock Incentive Plan ("2001 Plan").

Compensation of the Chief Executive Officer

        The terms of Mr. Overton's compensation, including his base salary and equity grants, are defined in a five-year employment agreement approved initially in fiscal 2004, and amended in fiscal years 2005 and 2007. In fiscal 2005, the Compensation Committee approved an amendment to Mr. Overton's employment agreement to conform the agreement to changes in federal income tax regulations under Section 409A ("Section 409A") of the Internal Revenue Code ("IRC"). In fiscal 2007, the Compensation Committee approved an amendment to Mr. Overton's employment agreement to comply with requirements of Section 409A and regulations thereunder. See the section entitled "Employment Agreements" in this Proxy Statement for additional information on Mr. Overton's employment arrangement.

        The Compensation Committee is currently engaged in negotiating a new employment agreement for Mr. Overton.

Other Considerations

Impact of Accounting and Tax Treatments on Compensation

        Section 162(m) of the IRC ("Section 162(m)") limits the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of a publicly held corporation to no more than $1 million per year. Certain compensation is exempt from this deduction limitation, including performance-based compensation paid under a plan administered by a committee of outside directors, which has been approved by stockholders.

        In light of Section 162(m), it is the policy of the Compensation Committee to modify, where necessary, our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers. At the same time, the Compensation Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our stockholders. Under some circumstances, the Compensation Committee's use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Compensation Committee, compensation may not be fully deductible.

        In no event may any portion (the "excess compensation") of the discretionary bonus be paid to a participant if and to the extent that such compensation, when added together with all other remuneration, exceeds the limitation amount under Section 162(m). If and to the extent that in any year all or a portion of the excess compensation, when added together with all other remuneration, does not exceed the Section 162(m) limitation amount, we will pay all or the portion of the excess compensation that does not exceed the limitation amount and will establish an interest bearing account to pay such excess compensation in any year that total compensation subject to the Section 162(m) limitation amount is not exceeded. We will pay all of the unpaid excess compensation upon termination of the participant's employment for any reason. However, no excess compensation shall be payable by us if we determine that the excess compensation would be, or is reasonably likely to be, pursuant to Section 409A of the IRC or any regulations or guidance thereunder includible in the participant's gross income in a taxable year before the year in which the participant would actually receive the excess compensation.

        Section 409A, among other things, limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A, but does not meet the requirements that exempt such amounts from taxation under such section, the recipient is subject to (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture, (ii) an additional 20% tax at that time, and (iii) an additional tax equal the amount of interest (at the underpayment rate under the IRC plus one percentage point) on the underpayment that would have occurred had the award been includible in the recipient's income when first deferred, or if later, when not subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended to not constitute "deferred compensation" for Section 409A purposes (and will thereby be exempt from Section 409A's requirements) or, if they constitute "deferred compensation," are intended to comply with the Section 409A statutory provisions and final regulations.

        Accounting and tax considerations play an important role in the design of our executive compensation program. Accounting rules such as Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R") require us to expense the estimated fair market value of our stock option grants which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense in determining the amount of equity compensation awards.

Clawback Policy

        In fiscal 2008, we adopted a policy requiring certain of our executives to agree in writing to repay the portion of any bonus, to the extent permitted by law and deemed appropriate by the Audit Committee, when the Company is required by applicable law or applicable accounting or auditing principles to restate its financial statements to correct an accounting error in any interim or annual financial statement filed with the SEC as a result of material noncompliance with applicable financial reporting requirements, and the bonus was directly based on those financial statements. The Board of Directors has determined the following executives are subject to this policy:

•
Chief Executive Officer

•
Chief Financial Officer

•
President, The Cheesecake Factory Restaurants, Inc.

•
President, The Cheesecake Factory Bakery Incorporated

•
Executive Vice President, General Counsel and Secretary

•
Vice President of Finance and Corporate Controller

Compensation Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed its content with management. Based on this review and our discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company's Annual Report on Form 10-K.

Respectfully submitted,
Alexander L. Cappello, Chair Allen J. Bernstein Jerome I. Kransdorf Wayne H. White*

*
On February 4, 2009, Mr. White notified the Board that after 16 years of service on our Board of Directors, he has decided not to stand for reelection as a director when his current term ends at this year's Annual Meeting of Stockholders. As such, Mr. White will retire from our Board of Directors and the Compensation Committee, effective May 20, 2009.

Compensation of Named Executive Officers

        There are five key elements to our compensation program for our Named Executive Officers: annual base salary; annual incentive (bonus) compensation; long-term equity compensation under our 2001 Plan; benefits and perquisites; and change of control and severance benefits. The following table sets forth summary compensation information for the fiscal year ended December 30, 2008 with respect to: (i) our Chief (Principal) Executive Officer; (ii) our Chief (Principal) Financial Officer; (iii) our three other most highly compensated executive officers who were serving as executive officers at the end of our last completed fiscal year; and (iv) one additional individual for whom disclosure would have been provided pursuant to clause (iii) above except for the fact that he was not serving as an executive officer of the Company as of December 30, 2008, our fiscal 2008 year-end.

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $(1)	Option Awards $(1)	All Other Compensation $(2)	Total $

David Overton Chairman of the Board and Chief Executive Officer	2008 2007 2006	782,000 732,000 682,000	- - -	- - -	1,578,409 1,726,539 1,540,323	401,663 7,807 7,736	2,762,072 2,466,346 2,230,059

W. Douglas Benn Executive Vice President and Chief Financial Officer(3)	2008 2007 2006	- - -	- - -	- - -	- - -	- - -	- - -

Cheryl M. Slomann Interim Chief Financial Officer, Vice President, Controller and Chief Accounting Officer(4)	2008 2007 2006	210,000 - -	25,000 - -	- - -	125,476 - -	13,295 - -	373,771 - -

Michael J. Dixon Senior Vice President and Chief Financial Officer(5)(6)	2008 2007 2006	223,975 310,000 285,000	- - -	- 103,915 -	432,613 424,109 402,891	163,976 9,926 8,973	820,564 847,950 696,864

Russell W. Bendel President and Chief Operating Officer The Cheesecake Factory Restaurants, Inc.(7)(8)	2008 2007 2006	212,764 133,269 -	- - -	- 56,012 -	172,716 55,516 -	71,397 47,214 -	456,877 292,011 -

Max S. Byfuglin President The Cheesecake Factory Bakery Incorporated(5)(8)	2008 2007 2006	327,500 315,000 300,000	- - 104,849	- 83,132 -	399,710 444,837 485,134	22,284 86,767 22,420	749,494 929,736 912,403

Debby R. Zurzolo Executive Vice President, General Counsel and Secretary(9)	2008 2007 2006	375,000 357,500 340,000	25,000 - -	- 103,915 -	419,834 502,857 520,448	15,688 66,590 18,072	835,522 1,030,862 878,520

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. In accordance with SEC regulations, these amounts reflect the dollar amounts recognized by us for financial statement reporting purposes for fiscals 2008, 2007 and 2006 in accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), ignoring estimates of forfeitures for service based vesting conditions. See Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2008 filed with the Securities and Exchange Commission on February 27, 2009 for information regarding assumptions underlying the valuation of equity awards.

(2)
All other compensation includes the following:

  Automobile Program:    Each Named Executive Officer has the choice of a company-leased vehicle or automobile allowance. We assign imputed income, according to IRS regulations, for personal use of a company-leased vehicle. Compensation related to the automobile program was as follows:

	Overton	Benn	Slomann	Dixon	Bendel	Byfuglin	Zurzolo
Fiscal 2008	$2,122	-	$10,760	$3,822	$6,000	$14,400	$10,800
Fiscal 2007	$2,122	-	-	$6,370	$4,800	$14,400	$10,800
Fiscal 2006	-	-	-	$5,850	-	$14,400	$10,800

  Executive Savings Plan Contributions:    Each of our Named Executive Officers is eligible to participate in our ESP, a nonqualified, deferred compensation plan. Additional information regarding this plan appears in this Proxy Statement in the section entitled "Nonqualified Deferred Compensation." Our matching contribution under the Executive Savings Plan was as follows:

	Overton	Benn	Slomann	Dixon	Bendel	Byfuglin	Zurzolo
Fiscal 2008	-	-	$2,344	$2,240	$2,749	$4,314	$3,993
Fiscal 2007	$314	-	-	$3,091	$692	$4,227	$3,709
Fiscal 2006	$2,730	-	-	$2,841	-	$4,412	$4,602

  Life Insurance:    We provide group term life insurance to each of our Named Executive Officers at the lesser of one times base salary or $750,000. The Internal Revenue Service ("IRS") requires that the portion of the value of such a policy exceeding $50,000 be deemed imputed income to the staff member. The IRS provides a formula by which the imputed income is calculated. Payments to our Named Executive Officers relating to life insurance were as follows:

	Overton	Benn	Slomann	Dixon	Bendel	Byfuglin	Zurzolo
Fiscal 2008	$5,539	-	$191	$294	$467	$2,194	$895
Fiscal 2007	$5,371	-	-	$465	$255	$2,067	$846
Fiscal 2006	$5,006	-	-	$282	-	$2,056	$800

  Executive Physical Exam:    Each of our Named Executive Officers is eligible for a company-paid executive physical examination every two years. Payments to our Named Executive Officers relating to executive physical exams were as follows:

	Overton	Benn	Slomann	Dixon	Bendel	Byfuglin	Zurzolo
Fiscal 2008	-	-	-	-	-	$1,376	-
Fiscal 2007	-	-	-	-	-	-	-
Fiscal 2006	-	-	-	-	-	$1,552	$1,870

  Other:    (a) Mr. Overton received $394,002 as consideration for the cancellation of 137,804 stock options, which was then tendered to the Company in payment of obligations under the Stipulated Settlement; (b) Mr. Dixon received $116,389 in distributions from the Executive Savings Plan and received $41,231 for his services as a consultant to the Company from July 24, 2008 to September 8, 2008, subsequent to his resignation in July 2008; (c) Mr. Bendel received $62,181 in compensation in lieu of his participation in our Incentive Plan in fiscal 2007, in accordance with his employment agreement (such compensation was based on forty-two percent (42%) of his annual salary, prorated for his length of employment with us during fiscal 2007); (d) Mr. Bendel received $35,000 as a one-time payment in conjunction with his relocation to the Los Angeles Metropolitan area, in accordance with his employment agreement. In addition, we reimbursed Mr. Bendel for temporary housing expenses totaling $6,467 in accordance with his employment agreement; and (e) Mr. Byfuglin and Ms. Zurzolo received compensation to reimburse them for the estimated personal tax liability and applicable interest due under Section 409A and under California Revenue and Taxation Code Section 17501 for misdated stock option grants that were exercised in fiscal 2006. Payments to our Named Executive Officers relating to these other items were as follows:

	Overton		Benn	Slomann	Dixon		Bendel		Byfuglin		Zurzolo
Fiscal 2008	$394,002	(a)	-	-	$157,620	(b)	$62,181	(c)	-		-
Fiscal 2007	-		-	-	-		$41,467	(d)	$66,073	(e)	$51,235	(e)
Fiscal 2006	-		-	-	-		-		-		-
(3)
Mr. Benn joined the Company as an executive officer on January 19, 2009.

(4)
Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

(5)
In fiscal 2007, we offered to amend the exercise prices of certain outstanding and unexercised options that we granted under our 1992 Performance Employee Stock Option Plan and our Amended and Restated Year 2000 Omnibus Performance Stock Plan to allow our staff members to amend their eligible options in order to eliminate the adverse tax consequences resulting under Section 409A and related state statutes. Two of our then executive officers, Messrs. Dixon and Byfuglin, elected to accept the offer as it related to option shares granted to them prior to their appointment to their respective positions as Named Executive Officers.

  As a result, the option exercise prices of 4,500 and 10,000 option shares granted to Mr. Dixon's were increased from $16.31 to $16.72 and from $11.56 to $16.28, respectively. Pursuant to our plan, Mr. Dixon had 90 days following his termination of employment to exercise vested stock options. On October 21, 2008, all vested and unexercised stock options that he held were cancelled, including the 4,500 options for which the option exercise price was increased. Mr. Dixon had exercised the other 10,000 option shares for which the option exercise price was increased in fiscal 2007.

  For Mr. Byfuglin, the option exercise price of 12,500 option shares was increased from $16.31 to $16.72. Since all amended options resulted in an increase in the exercise price, we did not recognize any incremental fair value expense in connection with these option amendments for financial reporting purposes.

(6)
Mr. Dixon resigned effective July 23, 2008. Upon his resignation, all unvested stock options that he held were forfeited. Pursuant to our plan, Mr. Dixon had 90 days following his termination of employment to exercise vested stock options. On October 21, 2008, all vested and unexercised stock options that he held were cancelled.

(7)
Mr. Bendel joined the Company as an executive officer effective September 3, 2007 and resigned effective May 28, 2008. Upon his resignation, all unvested stock options that he held were forfeited. Mr. Bendel held no vested stock options at the time of his resignation.

(8)
The Cheesecake Factory Restaurants, Inc. and The Cheesecake Factory Bakery Incorporated are wholly owned subsidiaries of The Cheesecake Factory Incorporated.

(9)
On December 12, 2006, we amended two outstanding and unexercised options granted on January 31, 2000 and January 2, 2001 to Ms. Zurzolo. The amendments increased the per share exercise prices of these options to $8.80 and $16.72 from $8.48 and $16.31, respectively. Since these amended options resulted in an increase in the exercise prices, we did not recognize any incremental fair value expense in connection with these option amendments for financial reporting purposes. The option shares subject to the amendments were 13,500 and 9,000, respectively. These amendments were approved by the Compensation Committee and were made in light of guidance issued by the IRS in December

  2007 and were intended to correct the exercise prices so that the options would not be subject to adverse personal tax consequences under Section 409A and related state statutes.

        For a description of the terms in the Named Executive Officers' employment agreements, see the section entitled "Employment Agreements" in this Proxy Statement. For a description of the Company's Incentive Compensation, see the section entitled "Compensation Discussion and Analysis—Annual Incentive Compensation" in this Proxy Statement.

        Stock options granted to Named Executive Officers in fiscals 2008, 2007 and 2006 vest at a rate of 20% per year, with the exception of a portion of the stock options granted to Mr. Overton in fiscal 2007, which vests at a rate of 33 1/3% per year as to 50,000 shares. Restricted shares granted to Named Executive Officers in fiscal 2007 are subject to a three-year cliff vesting schedule, with the exception of restricted shares granted to Mr. Bendel which restrictions were due to lapse at the rate of 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date. Upon Mr. Bendel and Mr. Dixon's resignations, all unvested stock options and restricted shares held by them were forfeited. Pursuant to our plan, Mr. Dixon had 90 days following his termination of employment to exercise vested stock options, after which time all vested and unexercised stock options that he held were cancelled. Mr. Bendel held no vested stock options.

Nonqualified Deferred Compensation

        Effective October, 1999, we adopted The Cheesecake Factory Incorporated Executive Savings Plan in order to provide a tax-deferred savings vehicle to help us attract, retain and motivate executives with the essential qualifications to successfully manage our Company. This plan was amended and restated in its entirety on July 23, 2008 and further amended on January 1, 2009 (collectively, the "Executive Savings Plan"). The Executive Savings Plan is a nonqualified deferred compensation plan for our Independent Directors and for our highly compensated executives, as defined in the Executive Savings Plan, who are otherwise ineligible for participation in our qualified defined contribution savings plan under section 401(k) of the IRC. The Executive Savings Plan allows staff member participants to defer the receipt of up to 25% of their base salaries and up to 100% of their eligible bonuses, and allows our Independent Directors to defer up to 100% of their director fees. In fiscal 2008, we matched, in a cash contribution to the participants' amounts under the Executive Savings Plan, 25% of the first 4% of salary and/or bonus deferred by participating staff members, but we do not provide a match for Independent Directors. Our matching contribution generally vests 25% annually beginning with the end of the staff member's second year of participation in the Executive Savings Plan. Commencing in fiscal 2006, our matching contributions for fiscal 2006 and for subsequent fiscal years immediately vest 100% for staff members who have at least five years of service with us, 75% for staff members who have at least four years of service with us, 50% for staff members who have at least three years of service with us, and 25% for staff members who have at least two years of service with us. In fiscal 2009, the Company approved the suspension of our matching contribution under the Executive Savings Plan, which will take effect as soon as administratively feasible. Staff member deferrals and our match are deposited into a "rabbi" trust established by us, and the funds are generally invested in individual variable life insurance contracts owned by us, which are specifically designed to informally fund savings plans of this nature.

        The following table shows the compensation that was deferred into the Executive Savings Plan by each Named Executive Officer during fiscal 2008. A distribution was made to Mr. Dixon in fiscal 2008, following his resignation, and a distribution in the amount of $11,243 was made in fiscal 2008 to a former director,

Karl Matthies, who resigned from our Board in fiscal 2007. There were no withdrawals or other distributions made by any of our Named Executive Officers in fiscal 2008.

Name	Executive Contributions in Fiscal 2008 $(1)	Company Contributions in Fiscal 2008 $(1)(2)	Aggregate Earnings/(Losses) in Fiscal 2008 $	Aggregate Withdrawals or Distributions in Fiscal 2008 $	Aggregate Balance at December 30, 2008 $(3)

David Overton	-	-	(181,011)	-	234,789

W. Douglas Benn(4)	-	-	-	-	-

Cheryl M. Slomann(5)	24,250	2,425	(34,684)	-	58,052

Michael J. Dixon(6)	44,795	2,240	(109,352)	(116,389)	135,349

Russell W. Bendel(7)	36,822	2,749	(20,433)	-	30,253

Max S. Byfuglin	67,827	3,394	(325,857)	-	562,914

Debby R. Zurzolo	18,053	4,138	(109,273)	-	151,266

(1)
These amounts are reported as compensation earned by the Named Executive Officers in the Summary Compensation Table. The "Executive Contributions" total is included in the "Salary" total, and the "Company Contributions" total is included in the "Other Compensation" total of the Summary Compensation Table.

(2)
These amounts represent the matching contributions that were made by us in fiscal 2008.

(3)
Includes contributions made by the Named Executive Officer and by us in fiscal 2008, 2007 and 2006, respectively, that were reported as compensation in the Summary Compensation Table as follows: $314 and $2,730 in fiscal 2007 and 2006, respectively, for Mr. Overton; $25,786 in fiscal 2008 for Ms. Slomann; $47,035, $64,899 and $45,447 for Mr. Dixon; $39,571 and $11,077 in fiscal 2008 and 2007, respectively, for Mr. Bendel; $69,622, $101,911 and $49,239 for Mr. Byfuglin; and $21,466, $21,550 and $21,564 for Ms. Zurzolo.

(4)
Mr. Benn joined the Company as an executive officer effective January 19, 2009.

(5)
Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

(6)
Mr. Dixon resigned effective July 23, 2008.

(7)
Mr. Bendel resigned effective May 28, 2008.

Stock Options and Restricted Shares

        Our Named Executive Officers and other key staff members, as well as consultants used by the Company, are eligible for awards under our 2001 Plan. The 2001 Plan authorizes awards of stock options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units. In fiscal 2008, we awarded stock options to our Named Executive Officers. The number of shares subject to options granted was determined by the Compensation Committee of our Board of Directors. See the section entitled "Grants of Plan-Based Awards in Fiscal 2008" below for additional information. Information regarding how equity award grants are determined appears in the section entitled "Compensation Discussion and Analysis" in this Proxy Statement. No awards of restricted shares were made to our Named Executive Officers in fiscal 2008.

Grants of Plan-Based Awards in Fiscal 2008

        The following table shows all restricted shares and stock options to acquire shares of our common stock granted to Named Executive Officers during fiscal 2008, as well as performance incentive awards that would have been earned in fiscal 2008 had the Company met its performance incentive objectives.

		Non-Equity Incentive Plan Awards(1)			Stock Awards			Option Awards

		Minimum $	Target $	Maximum $	All Other Stock Awards: Number of Shares of Stock or Units #	Base Price of Restricted Share Awards $/Sh	Grant Date Fair Value $	All Other Option Awards: Number of Securities Underlying Options #(2)	Exercise Base Price of Option Awards $/Sh	Grant Date Fair Value $(3)

David Overton	1/3/08	93,840	375,360	469,200	-	-	-	100,000	21.17	781,870

W. Douglas Benn(4)	-	-	-	-	-	-	-	-	-	-

Cheryl M. Slomann(5)	1/3/08	15,750	63,000	88,200	-	-	-	10,000	21.17	78,187

Michael J. Dixon(6)	1/3/08	-	-	-	-	-	-	25,000	21.17	195,468

Russell W. Bendel(7)	-	-	-	-	-	-	-	-	-	-

Max S. Byfuglin	1/3/08	34,388	137,550	176,850	-	-	-	30,000	21.17	234,561

Debby R. Zurzolo	1/3/08	39,375	157,500	202,500	-	-	-	25,000	21.17	195,468

(1)
No performance incentive bonuses were paid to any of our Named Executive Officers in fiscal 2008 because we did not meet the minimum level of our Operating Income objective. For more information on our annual performance bonus program, see the section entitled, "Annual Incentive Compensation" in the "Compensation Discussion & Analysis" section of this Proxy Statement.

(2)
All listed stock options vest at a rate of 20% per year, commencing on the first anniversary date of the grant date, and expire ten years from the grant date.

(3)
The grant date fair value was computed in accordance with the provisions of Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"). The dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized. See Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2008 filed with the Securities and Exchange Commission on February 27, 2009 for information regarding the valuation of equity awards.

(4)
Mr. Benn joined the Company as an executive officer effective January 19, 2009.

(5)
Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

(6)
Mr. Dixon resigned effective July 23, 2008. Upon his resignation, all unvested stock options and restricted shares that he held were forfeited, including the grant of 25,000 stock options made on January 3, 2008. Pursuant to our plan, Mr. Dixon had 90 days following his termination of employment to exercise vested stock options. On October 21, 2008, all vested and unexercised stock options that he held were cancelled.

(7)
Mr. Bendel resigned effective May 28, 2008. Upon his resignation, all unvested stock options and restricted shares that he held were forfeited. Mr. Bendel held no vested stock options or restricted shares at the time of his resignation.

Outstanding Equity Awards

        The following table shows all outstanding stock options and restricted shares held by the Named Executive Officers at December 30, 2008.

	Stock Option Awards					Restricted Share Awards

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Not exercisable(1)		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested #(2)	Market Value of Shares or Units of Stock That Have Not Vested $(3)

David Overton(4)(5)	75,000	-		22.40	2/27/12	-	-
	97,500	-		20.00	2/6/13	-	-
	180,000	45,000	(a)	29.36	12/31/13	-	-
	22,196	40,000	(b)	32.32	1/3/15	-	-
	20,000	80,000	(c)	25.10	1/4/17	-	-
	16,666	33,334	(d)	25.10	1/4/17	-	-
	-	100,000	(e)	21.17	1/3/18	-	-

W. Douglas Benn(6)	-	-		-	-	-	-

Cheryl M. Slomann(7)(8)	12,000	3,000	(a)	28.21	4/30/14	-	-
	1,800	1,200	(b)	32.32	1/3/15	-	-
	6,000	4,000	(c)	34.78	6/9/15	-	-
	3,000	4,500	(d)	35.84	1/20/16	-	-
	2,000	8,000	(e)	25.10	1/4/17	-	-
	-	10,000	(f)	21.17	1/3/18	-	-
	-	-		-	-	3,350	31,792

Michael J. Dixon(9)	-	-		-	-	-	-

Russell W. Bendel(10)	-	-		-	-	-	-

Max S. Byfuglin(11)	12,500	-		16.72	1/2/11	-	-
	45,000	-		22.55	1/29/12	-	-
	45,000	-		20.00	2/6/13	-	-
	30,000	7,500	(a)	29.36	12/31/13	-	-
	18,000	12,000	(b)	32.32	1/3/15	-	-
	12,000	18,000	(c)	36.87	1/4/16	-	-
	4,000	6,000	(d)	38.24	2/6/16	-	-
	6,000	24,000	(e)	25.10	1/4/17	-	-
	-	30,000	(f)	21.17	1/3/18	-	-
	-	-		-	-	10,000	94,900

Debby R. Zurzolo(12)	13,500	-		8.80	1/31/10	-	-
	9,000	-		16.72	1/2/11	-	-
	9,000	-		16.31	1/2/11	-	-
	27,000	-		22.40	2/27/12	-	-
	33,750	-		20.00	2/6/13	-	-
	15,000	-		20.00	2/6/13	-	-
	54,000	13,500	(a)	29.36	12/31/13	-	-
	15,000	10,000	(b)	32.32	1/3/15	-	-
	10,000	15,000	(c)	36.87	1/4/16	-	-
	5,000	20,000	(d)	25.10	1/4/17	-	-
	-	25,000	(e)	21.17	1/3/18	-	-
	-	-		-	-	12,500	118,625

(1)
All options listed above vest at a rate of 20% per year, with the exception of a portion of the stock options granted to Mr. Overton in fiscal 2007, which vests at a rate of 33 1/3% per year as to 50,000 shares and a grant of 15,000 shares made to Ms. Zurzolo in fiscal 2003, which vested at a rate of 33 1/3% per year.

(2)
All restricted shares listed above are subject to a three-year cliff vesting schedule.

(3)
The market value of restricted shares is computed by multiplying the closing market price of our common stock on the last trading day of fiscal 2008 by the number of restricted shares that have not yet vested.

(4)
The vesting dates of options held by Mr. Overton that were not exercisable as of our fiscal 2008 year-end are: (a) 45,000 options vested on 12/31/08; (b) 20,000 options vested on 1/3/09 and 20,000 options will vest on 1/3/10; (c) 20,000 options vested on 1/4/09 and 20,000 options will vest on each of 1/4/10, 1/4/11 and 1/4/12; (d) 16,667 options vested on 1/4/09 and 16,667 options will vest on 1/4/10; and (e) 20,000 options vested on 1/3/09 and 20,000 options will vest on each of 1/3/10, 1/3/11, 1/3/12 and 1/3/13.

(5)
On June 6, 2008, we cancelled 137,804 stock options held by Mr. Overton. Mr. Overton received $394,002 as consideration for the cancelled stock options, which he tendered to us in payment of obligations under the Stipulated Settlement.

(6)
Mr. Benn joined the Company as an executive officer effective January 19, 2009.

(7)
Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

(8)
The vesting dates of options held by Ms. Slomann that were not exercisable as of our fiscal 2008 year-end are: (a) 3,000 options will vest on 4/30/09; (b) 600 options vested on 1/3/09 and 600 options will vest on 1/3/10; (c) 2,000 options will vest on each of 6/9/09 and 6/9/10; (d) 1,500 options vested on 1/20/09 and 1,500 options will vest on each of 1/20/10 and 1/20/11; (e) 2,000 options vested on 1/4/09 and 2,000 options will vest on each of 1/4/10, 1/4/11 and 1/4/12; and (f) 2,000 options vested on 1/3/09 and 2,000 options will vest on each of 1/3/10, 1/3/11, 1/3/12 and 1/3/13. The 3,350 restricted shares held by Ms. Slomann will vest on 1/4/10.

(9)
Mr. Dixon resigned effective July 23, 2008. Upon his resignation, 85,000 unvested stock options and 12,500 unvested shares of restricted shares that he held were forfeited. Pursuant to our plan, Mr. Dixon had 90 days following his termination of employment to exercise vested stock options. On October 21, 2008, 113,250 vested and unexercised stock options that he held were cancelled.

(10)
Mr. Bendel resigned effective May 28, 2008. Upon his resignation, 100,000 unvested stock options and 35,000 unvested shares of restricted shares that he held were forfeited. Mr. Bendel held no vested stock options or restricted shares at the time of his resignation.

(11)
The vesting dates of options held by Mr. Byfuglin that were not exercisable as of our fiscal 2008 year-end are: (a) 7,500 options vested on 12/31/08; (b) 6,000 options vested on 1/3/09 and 6,000 options will vest on 1/3/10; (c) 6,000 options vested on 1/4/09 and 6,000 options will vest on each of 1/4/10 and 1/4/11; (d) 2,000 options vested on 2/6/09 and 2,000 options will vest on each of 2/6/10 and 2/6/11; (e) 6,000 options vested on 1/4/09 and 6,000 options will vest on each of 1/4/10, 1/4/11 and 1/4/12; and (f) 6,000 options vested on 1/3/09 and 6,000 options will vest on each of 1/3/10, 1/3/11, 1/3/12 and 1/3/13. The 10,000 restricted shares held by Mr. Byfuglin will vest on 1/4/10.

(12)
The vesting dates of options held by Ms. Zurzolo that were not exercisable as of our fiscal 2008 year-end are: (a) 13,500 options vested on 12/31/08; (b) 5,000 options vested on 1/3/09 and 5,000 options will vest on 1/3/10; (c) 5,000 options vested on 1/4/09 and 5,000 options will vest on each of 1/4/10 and 1/4/11; (d) 5,000 options vested on 1/4/09 and 5,000 options will vest on each of 1/4/10, 1/4/11 and 1/4/12; and (e) 5,000 options vested on 1/3/09 and 5,000 options will vest on each of 1/3/10, 1/3/11, 1/3/12 and 1/3/13. The 12,500 restricted shares held by Ms. Zurzolo will vest on 1/4/10.

Option Exercises and Stock Vested

        The following table shows all stock options exercised by Named Executive Officers during fiscal 2008. No restricted shares were awarded to our Named Executive Officers vested in fiscal 2008.

Option Awards

Name	Number of Shares Acquired on Exercise #	Value Realized Upon Exercise $(1)

David Overton	-	-

W. Douglas Benn(2)	-	-

Cheryl M. Slomann(3)	-	-

Michael J. Dixon(4)	-	-

Russell W. Bendel(5)	-	-

Max S. Byfuglin	-	-

Debby R. Zurzolo(6)	26,700	339,931

(1)
The value realized upon exercise is computed by determining the difference between the market price of our common stock at exercise and the exercise price of the options.

(2)
Mr. Benn joined the Company as an executive officer effective January 19, 2009.

(3)
Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

(4)
Mr. Dixon resigned effective July 23, 2008.

(5)
Mr. Bendel resigned effective May 28, 2008.

(6)
Ms. Zurzolo exercised options for 6,700 shares on November 13, 2008. She currently holds these shares and they are reported in the section entitled "Beneficial Ownership."

Equity Compensation Plan Information

        The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under all of our equity compensation plans as of December 30, 2008.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders(2)	9,427,813	$24.58	6,421,056
Equity compensation plans not approved by stockholders	—	—	—
Total	9,427,813	$24.58	6,421,056

(1)
Shares may be issued upon exercise of options or stock appreciation rights, as awards of restricted shares, awards of deferred shares or as payment for performance shares or performance units.

(2)
Our 2001 Plan and Non-Employee Director Plan each were approved by the stockholders in 2001 and 1997, respectively. 2000 Plan was not approved at the time of adoption. At the 2004 Annual Meeting of Stockholders, the stockholders approved amendments and restatements of the 2001 Plan and 2000 Plan (renamed the "2001 Omnibus Stock Incentive Plan" and "Year 2000 Omnibus Performance Stock Plan," respectively) and an amendment to the Non-Employee Director Plan. Of the total number of shares to be issued upon exercise of options outstanding at December 28, 2004 under the 2000 Plan, 7,011,463 were issuable pursuant to options granted prior to approval of this plan by our stockholders. Named Executive Officers are not entitled to participate in the 2000 Plan, which will expire, according to the terms of the plan, on May 18, 2009. The Non-Employee Director Plan expired in May 13, 2007.

Potential Payments upon Termination or Change of Control

Chief Executive Officer

        Pursuant to our employment agreement with Mr. Overton, if Mr. Overton's employment is terminated for any reason (other than "cause" or his voluntary resignation other than for a "good reason" (as defined in the agreement)), he or his estate will be entitled to receive a lump sum payment equal to three times his base salary. If, during the first 18 months after a "change in control" (as defined in the agreement), Mr. Overton voluntarily gives notice of termination of his employment for any reason or non-renewal, he otherwise terminates employment (other than due to death or permanent disability) or he is terminated by us without cause, he will be entitled to receive a lump sum payment equal to the greater of $2 million or three times his base salary, and we would also pay for certain health and life insurance benefits for Mr. Overton and his dependents for an additional 36 months. Mr. Overton will also be eligible for acceleration of vesting of certain equity awards granted under the 2001 Plan in the event of certain types of terminations.

        In the event that any payment or benefit paid or payable to Mr. Overton under the agreement is subject to any excise tax in connection with the "excess parachute payment" provisions of the IRC, Mr. Overton is entitled to receive an additional "gross-up" payment from us such that the after-tax proceeds of the payment to Mr. Overton will be sufficient to pay any such excise tax in full.

        If Mr. Overton's full-time employment is terminated by us for any reason, except by reason of death, permanent disability, cause or voluntary resignation of Mr. Overton (and the provisions relating to change in control are not applicable), he may elect to provide consulting services to us for a period of up to 120 months. If he elects to provide consulting services, he will be obligated to provide an annual rate that is 20% of the services rendered, on average, during the immediately preceding 36 months of employment, and shall be paid at an annual rate equal to 70% of his base salary for the period immediately prior to the termination of his employment for such services. In order to satisfy a presumption under the safe harbor provisions under Section 409A, the Compensation Committee amended Mr. Overton's employment agreement in fiscal 2007 to reduce the required amount of his consulting time while providing consulting services to us from 50% to 20% of services rendered, on average, during the immediately preceding 36 month period. Any such payments are not available in the form of a single lump sum payment. While providing consulting services, Mr. Overton and his dependents will be entitled to participate in our life, medical and dental insurance benefits that we have adopted for our executive officers. If he and his dependents are not eligible under the terms of such coverage, we will seek to obtain substantially similar coverage for him and his dependents.

        Mr. Overton will also be entitled to an annual founder's retirement benefit during his lifetime and ceasing upon his death equal to 20% of his base salary (in effect immediately prior to termination) for the first 10 years after termination of his full time employment and 40% of his base salary (in effect immediately prior to termination) for each year after the first 10 years until his death. This benefit shall not be payable if Mr. Overton's employment is terminated for cause or he materially violates any of his duties of confidentiality, non-competition or non-solicitation set forth in the agreement. Payment of this retirement benefit commences at least six months and one day after the termination of his full-time employment and shall be paid in monthly installments. In addition to the above amounts, the Company shall pay Mr. Overton a one-time payment of 20% of one-half of his annual base salary for the period immediately prior to his termination of employment on account of his retirement. This payment shall be made on the business day following the date that is six months after the date of his termination, provided that his employment is not terminated for cause or by reason of his death. The founder's benefit is an unfunded, unsecured promise to pay benefits in the future, and Mr. Overton shall have no right or interest in any of our specific assets by virtue of this obligation. For a discussion of our compensation philosophy, see our "Compensation Discussion and Analysis."

        The following table shows the potential payments upon termination of employment or a change of control for Mr. Overton. The table assumes that (i) the triggering event took place on December 30, 2008, the last business day of our last fiscal year; (ii) the intrinsic value of equity vesting acceleration is computed by multiplying the difference between the exercise prices of any unvested option shares and the market price of our common stock on December 30, 2008 by the number of unvested option shares; and (iii) no performance incentive bonus was earned under the Incentive Plan in fiscal 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL
AS OF DECEMBER 30, 2008

Name		Lump Sum Severance $	Founder's Retirement Benefit $(1)	Accelerated Vesting of Stock Options ($)	Health & Welfare Benefit Continuation ($)	Total ($)

David Overton	Change-in-Control(2)(3) For Cause For Good Reason(3)(4) Retirement(5) Upon Disability(3) Death(3)	2,346,000 - 2,346,000 - 2,346,000 2,346,000	5,630,412 - 5,630,412 5,630,412 5,630,412 -	- - - - - -	38,550 - - - - -	8,014,962 - 7,976,412 5,630,412 7,976,412 2,346,000

(1)
Represents the gross value of the founder's retirement benefit of $156,396 per year for 10 years and $312,804 per year for each following year until his death. This amount is based on a total of 23 years of payments, based on retirement at age 62 and an actuarial life expectancy of 85 years. The actuarial net present value of these payments is $2,485,931 based on a 6.45% discount rate and actuarial life expectancy of 85 years.

(2)
Includes termination other than for cause occurring in the first 18 months after a change-in-control.

(3)
Under this scenario, Mr. Overton also would be entitled to the intrinsic value of equity vesting acceleration. However, the exercise prices of Mr. Overton's unvested options were below the market price of our common stock on December 30, 2008. Therefore for purposes of this table, the unvested options are assumed to have no accelerated value.

(4)
In addition to the potential payments presented in the table above, if Mr. Overton had elected to provide consulting services as provided for in his employment agreement, he would receive $547,400 per year for up to 10 years. If he provided such services for the full 10 years, the total payments would be $5,474,000, which has a net present value of $4,059,680 at a 6.45% discount rate. During such a consulting period, Mr. Overton would also be eligible to receive health and welfare benefits. If he elected to participate in these health and welfare benefit plans for the full 10 years, the total estimated value of these benefits would be $128,500.

(5)
For purposes of this table, "retirement" is considered to be our termination of Mr. Overton's employment other than for cause or his voluntary resignation without a good reason (other than within 18 months of a change of control). Mr. Overton will not be entitled to these benefits if he violates his obligations of confidentiality, non-competition and non-solicitation in his employment agreement.

Named Executive Officers

        Pursuant to our employment agreements with Mr. Byfuglin and Ms. Zurzolo, each executive will be entitled to a severance payment in cash equal to one (1) times the executive's base salary (or one-half (1/2) times such salary if termination is by reason of death) if during the term of the agreement, the Company terminates the executive's employment (i) for any reason other than for "cause" (as defined in each agreement), including by reason of death or permanent disability; (ii) if within 18 months after a change of control, as defined in each agreement, the Company terminates the executive's employment (whether or not the term of the agreement ended without renewal) for any reason other than for cause; or (iii) if the executive terminates the agreement at any time within sixty (60) days of the occurrence of a "constructive termination," as defined in each agreement. Certain other medical, dental and hospitalization benefits (or such comparable alternative benefits determined by the Company) for the executive and his or her dependents also will be paid by the Company for an additional 12 months. The Company's obligation with respect to such benefits will be limited to the extent that the executive obtains any such benefits pursuant to the executive's subsequent employer's benefit plans. Retiree medical and life insurance benefits shall be limited by and be designed to comply with or be exempt from Section 409A and the regulations thereunder. In addition, all installments of options to purchase shares of the Company's common stock that are scheduled to become exercisable within twenty-four (24) months of the executive's termination date would become exercisable and vest as of such termination date. Each agreement further provides that we will pay the executive a performance achievement bonus under our Incentive Plan that is proportionately adjusted to take into account the period of actual employment during the fiscal year in which the executive's employment is terminated, provided that the Compensation Committee certifies in writing that the performance incentive target for that fiscal year has been achieved and such payment is consistent with Section 162(m) of the IRC and the regulations thereunder. Should the executive under each of the agreements be subject to any excise tax in connection with the "excess parachute payment" provisions of the IRC, then the executive will be entitled to receive an additional "gross-up" payment from us such that the after-tax proceeds of the payment to the executives will be sufficient to pay any such excise tax in full.

        Under the executive's option grants pursuant to the 2001 Plan, all options become exercisable upon a "change of control" (as defined in the 2001 Plan) if such change of control occurs prior to the executive's termination of employment. With respect to restricted shares granted to such executives in fiscal 2009, the restrictions shall lapse upon a change of control.

        The following table shows the potential payments upon termination of employment or a change of control for Mr. Byfuglin and Ms. Zurzolo. Mr. Benn did not become an executive officer until January 19, 2009, on which date his employment agreement was entered into. For additional information regarding Mr. Benn's employment agreement, see the section entitled "Employment Agreements" below. Each of Messrs. Dixon and Bendel resigned his respective position prior to December 30, 2008 and their respective employment agreements terminated upon their resignations. We do not have an employment agreement with Ms. Slomann. The table assumes that (i) the triggering event took place on December 30, 2008, the last business day of our last fiscal year; (ii) the intrinsic value of equity vesting acceleration is computed by multiplying the difference between the exercise prices of any unvested option shares and the market price of our common stock on December 30, 2008 by the number of unvested option shares; and (iii) no performance incentive bonus was earned under the Incentive Plan in fiscal 2008.

 POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL
AS OF DECEMBER 30, 2008

Name		Lump Sum Severance $	Accelerated Vesting of Stock Options ($)	Health & Welfare Benefit Continuation ($)	Total ($)

Max S. Byfuglin	Change-in-Control(1)(2) Constructive Termination(2)(3) For Cause Retirement Upon Disability(2) Death(2)	327,500 327,500 - - 327,500 163,750	- - - - - -	12,442 12,442 - - 12,442 -	339,942 339,942 - - 339,942 163,750

Debby S. Zurzolo	Change-in-Control(1)(2) Constructive Termination(2)(3) For Cause Retirement Upon Disability(2) Death(2)	375,000 375,000 - - 375,000 187,500	- - - - - -	12,485 12,485 - - 12,485 -	387,485 387,485 - - 387,485 187,500

(1)
Includes termination other than for cause occurring in the first 18 months after a change-in-control.

(2)
Under this scenario, Mr. Byfuglin and Ms. Zurzolo would also be entitled to the intrinsic value of equity vesting acceleration. However, the exercise prices of each of their unvested options were below the market price of our common stock on December 30, 2008. Therefore for purposes of this table, the unvested options are assumed to have no accelerated value.

(3)
Includes termination within 60 days of a constructive termination.

Employment Agreements

Chief Executive Officer

        On December 22, 2004, the Compensation Committee of our Board of Directors approved an employment agreement, which was subsequently amended on December 6, 2005, with David Overton, our Chairman of the Board and Chief Executive Officer. This agreement replaces a prior agreement with us that had expired. The agreement has an initial term of five fiscal years and will be extended automatically for one additional year on each anniversary date (beginning on the fifth anniversary date) unless either party gives notice not to extend. The agreement has been extended while negotiations are pending on the definitive terms of a new agreement. Under the agreement, we will pay Mr. Overton an initial salary at the annual rate of $550,000 per year, commencing in fiscal 2004. This rate increased by $82,000 in fiscal 2005, by $50,000 in fiscal 2006, by $50,000 in fiscal 2007 and by $50,000 in fiscal 2008. While employed by us, Mr. Overton will be eligible to participate in our Incentive Plan and equitably with other executive officers in any company plan relating to pension, thrift, profit sharing, life insurance, medical coverage, education or other retirement or employee benefits. He will also be entitled to receive all other fringe benefits that are provided to our executive officers. Mr. Overton will be eligible to receive future stock option grants and we have agreed to grant options to purchase not less than 100,000 shares of our common stock during each 12-month period during the term of the agreement beginning after the first 12 months of the agreement. While employed by us, Mr. Overton will be entitled to disability income insurance coverage in an amount made available to our other executive officers, with all premiums paid by us. We have also agreed to seek to maintain director and officer liability insurance while he is employed and to maintain that insurance for a period of at least 36 months following his date of termination. For potential payments by us to Mr. Overton upon termination or change of control, see "Potential Payments upon Termination or Change of Control."

Named Executive Officers

        On March 27, 2006, we entered into employment agreements with each of Michael J. Dixon, our former Senior Vice President and Chief Financial Officer; Max S. Byfuglin, President of The Cheesecake Factory Bakery Incorporated, a wholly-owned subsidiary of the Company; and Debby R. Zurzolo, our Executive Vice President, General Counsel and Secretary. These agreements were amended on December 4, 2007, and Mr. Byfuglin's and Ms. Zurzolo's agreements were further amended on December 30, 2008. Mr. Dixon's employment agreement terminated upon his resignation effective July 23, 2008. Mr. Byfuglin's and Ms. Zurzolo's agreements each have an initial term of two years and are extended automatically for one additional year on each anniversary date (beginning on the second anniversary date) unless any of the parties give notice not to extend at least 90 days prior to the expiration date. Under the agreements, we paid base salaries in fiscal 2008 at an annual rate equal to the following: $335,000 for Mr. Dixon; $327,500 for Mr. Byfuglin; and $375,000 for Ms. Zurzolo. Under each of these agreements, the Compensation Committee determines any future adjustments to these base salaries, but the executive's annual salary may not be decreased without the executive's consent unless the annual salaries of all other executive officers are proportionately decreased. In fiscal 2008, the Compensation Committee approved an amendment to the employment agreement of Mr. Byfuglin and Ms. Zurzolo to comply with the requirements of Section 409A and regulations thereunder. In fiscal 2007, the Compensation Committee approved amendments to the employment agreements of Messrs. Dixon and Byfuglin, and Ms. Zurzolo to comply with the requirements of Section 409A and regulations thereunder. Each agreement provides that the executive will be eligible to participate in our Incentive Plan and equitably with other executive officers in any of our other plans relating to pension, profit sharing, life insurance, medical coverage, education or other retirement or employee benefits that the Company has or may adopt for the benefit of its executive officers. Each agreement further provides that we will pay the executive's portion of premiums for medical care insurance with respect to the executive and his or her immediate family members to the extent provided to our other executive officers, and based upon the most comprehensive medical insurance plan offered to such other executive officers. The agreements each provide that the executive is entitled to participate in any automobile leasing or car allowance program maintained by us for executive officers and to receive all other fringe benefits that are provided to our executive officers. For potential payments by us to these Named Executive Officers upon termination or change of control, see "Potential Payments upon Termination or Change of Control."

        On September 6, 2007, we entered into an employment agreement with Russell W. Bendel, President and Chief Operating Officer of The Cheesecake Factory Restaurants, Inc., a wholly-owned subsidiary of the Company, which terminated upon Mr. Bendel's resignation effective May 28, 2008. The agreement had an initial term of three years and would have been extended automatically for one additional year on each anniversary date (beginning on the second anniversary date) unless either of the parties gave notice not to extend. Under the agreement, we paid Mr. Bendel a base salary in fiscal 2008 at an annual rate equal to $450,000. The Compensation Committee could determine it appropriate to adjust his base salary in the future, but Mr. Bendel's annual salary could not be decreased without his consent unless the salaries of all other executive officers were proportionately decreased. We also compensated Mr. Bendel a one-time, prorated and fractional share of his base salary in an amount totaling $62,181 in lieu of his participation in our Incentive Plan for fiscal 2007. We granted Mr. Bendel an initial grant of 100,000 non-qualified stock options, which would have vested 20% each year over a five-year period on the anniversary dates of the grant date. In addition, we granted Mr. Bendel 35,000 restricted shares of our stock, which restrictions would have lapsed at the rate of 60% on the third anniversary date of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date. Upon Mr. Bendel's resignation, 100,000 unvested stock options and 35,000 unvested shares of restricted shares that he held were forfeited. We also reimbursed Mr. Bendel for reasonable relocation expenses to assist in his relocation to the greater Los

Angeles Metropolitan area, as well as a one-time payment of $35,000. The agreement provided that Mr. Bendel was eligible to participate in our Incentive Plan and equitably with our other executives in any of our plans relating to pension, profit sharing, life insurance, medical coverage, education, automobile allowance or leasing, or other retirement or employee benefits. The agreement further provided that we would pay Mr. Bendel's portion of premiums for medical care insurance with respect to himself and his immediate family members to the extent provided to our other executive officers, and based upon the most comprehensive medical insurance plan offered to such other executive officers. Mr. Bendel was also entitled to participate in any automobile or car allowance program maintained by us for executive officers and received all other fringe benefits provided to our executive officers.

        On January 19, 2009, we entered into an employment agreement with W. Douglas Benn, Executive Vice President and Chief Financial Officer. The agreement has an initial term of two years and will be extended automatically for one additional year on each anniversary date (beginning on the second anniversary date) unless either of the parties gives notice not to extend at least 90 days prior to the expiration date. Under the agreement, we will pay Mr. Benn a base salary in fiscal 2009 at an annual rate equal to $400,000. The Compensation Committee determines any future adjustments to his base salary, but Mr. Benn's annual salary may not be decreased without his consent unless the annual salaries of all other executive officers are proportionately decreased. However, in no event shall Mr. Benn's annual salary be decreased during the one (1) calendar year period commencing on January 19, 2009. Mr. Benn received an initial grant of 150,000 non-qualified stock options at an exercise price equal to the fair market value of the Company's stock on the date of grant, which vest 20% each year over a five-year period on the anniversary dates of the grant date. In addition, we granted Mr. Benn 25,000 restricted shares of the Company's stock with restrictions lapsing at the rate of 60% on the third anniversary date of the grant date and 20% on each of the fourth and fifth anniversary dates of the grant date. We also reimbursed Mr. Benn for reasonable relocation expenses to assist in his relocation to the greater Los Angeles Metropolitan area, in addition to a one-time payment of $80,000. The agreement provides that Mr. Benn is eligible to participate in our Incentive Plan and equitably with other executive officers in any of our plans relating to pension, profit sharing, disability income insurance, life insurance, education, or other retirement or employee benefits that the Company has or may adopt for the benefit of its executive officers. The agreement further provides that Mr. Benn and his dependents are entitled to participate in and we will pay a portion of Mr. Benn's premiums for medical care insurance with respect to himself and his dependants to the extent provided to our other executive officers, and based upon the most comprehensive medical, dental and vision insurance plans offered to such other executive officers. Mr. Benn is also entitled to participate in any automobile leasing or car allowance program maintained by us for executive officers and to receive all other fringe benefits that are provided to our executive officers.

OTHER INFORMATION

Beneficial Ownership of Principal Stockholders and Management

        The following table sets forth certain information regarding the beneficial ownership as of January 15, 2009 of our common stock by (a) each person known to us to beneficially own more than five percent (5%) of the outstanding shares of our common stock; (b) each of our directors; (c) the executive officers named in the Summary Compensation Table set forth in the "Executive Compensation" section of this Proxy Statement; and (d) all of our executive officers and directors as a group. We have no information as to the ownership of our common stock by Mr. Dixon and Mr. Bendel following their respective resignations in fiscal 2008. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned. However, under the laws of some states, personal property owned by a married person may be community property, which either spouse may manage and control, and except as provided in the footnotes to the table below, we have no information as to whether any shares shown in the following table are subject to such community property laws. The information provided in this table is based on our records and information filed with the SEC.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of January 15, 2009 through the exercise of any stock option or other right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Baron Capital Group, Inc.(2)	4,203,703	7.0%
Barclays Global Investors, NA(3)	3,415,843	5.7%
Tremblant Capital Group(4)	3,402,414	5.7%
David Overton(5)(6)	4,273,278	7.1%
Allen J. Bernstein(7)(8)	1,000	*
Alexander L. Cappello(7)(8)	-	-
Thomas L. Gregory(7)(10)	84,411	*
David R. Klock(7)(10)	45,000	*
Jerome I. Kransdorf(7)(10)	46,264	*
Wayne H. White(7)(9)(10)	85,639	*
Agnieszka Winkler(7)(10)	45,000	*
W. Douglas Benn(11)(12)	500	*
Cheryl M. Slomann(11)(13)(14)	34,550	*
Michael J. Dixon(11)(15)	-	-
Russell W. Bendel(11)(16)	-	-
Max S. Byfuglin(11)(17)	281,812	*
Debby R. Zurzolo(11)(18)	244,707	*
All executive officers and directors as a group (14 persons)(19)	5,142,161	8.4%

*
Less than 1% of the issued and outstanding shares.

(1)
The address of Baron Capital Group, Inc. is 767 Fifth Avenue, New York, NY 10153. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, CA 94105. The address of Tremblant Capital Group is 767 Fifth Avenue, New York, NY 10153. The address of our directors and executive officers listed in the table above is 26901 Malibu Hills Road, Calabasas Hills, California 91301.

(2)
Baron Capital Group, Inc. and Ronald Baron have shared voting power with respect to 3,992,753 shares and shared dispositive power with respect to 4,203,703 shares. BAMCO, Inc. has shared voting power with respect to 3,778,953 shares and shared dispositive power with respect to 3,980,903 shares. Baron Capital Management, Inc. has shared voting power with respect to 213,800 shares and shared dispositive power with respect to 222,800 shares. Baron Capital Group, Inc. and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or their investment advisory clients thereof) to the extent such shares are held by other persons. BAMCO, Inc. and Baron Capital Management, Inc. disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, Baron Capital Management, Inc. and their affiliates. The number of shares set forth in this table and the foregoing information is based solely on an amendment to Schedule 13G filed jointly by Baron Capital Group, Inc., Ronald Baron, BAMCO, Inc. and Baron Capital Management, Inc. on February 12, 2009, under the Securities Exchange Act of 1934.

(3)
Barclays Global Investors, NA has sole voting power with respect to 1,285,350 shares and sole dispositive power with respect to 1,433,774 shares. Barclays Global Fund Advisors has sole voting power with respect to 1,644,413 shares and sole dispositive power with respect to 1,982,069 shares. The number of shares set forth in this table and the foregoing information is based solely on an amendment to Schedule 13G filed by Barclays Global Investors, NA on February 5, 2009 under the Securities Exchange Act of 1934.

(4)
Tremblant Capital Group specifically disclaims beneficial ownership of these shares. The number of shares set forth in this table and the foregoing information is based solely on a Schedule 13G filed by Tremblant Capital Group on February 19, 2009 under the Securities Exchange Act of 1934.

(5)
Named Executive Officer and employee director of the Company.

(6)
Includes 533,029 shares that Mr. Overton has the right to acquire upon the exercise of options exercisable within 60 days of January 15, 2009. Does not include 176,667 shares that Mr. Overton has the right to acquire upon the exercise of stock options that are not exercisable within 60 days of January 15, 2009. Excludes 62,137 shares held by Mr. Overton's spouse. For additional information regarding Mr. Overton's stock option grants, refer to the section entitled "Outstanding Equity Awards" in this Proxy Statement.

(7)
Non-employee director of the Company.

(8)
Messrs. Bernstein and Cappello were appointed to the Board of Directors on February 12, 2008.

(9)
On February 4, 2009, Mr. White notified the Board of Directors that he will not stand for reelection as a director when his current term ends at this year's Annual Meeting of Stockholders. As such, Mr. White will retire from our Board of Directors and its Compensation Committee, effective May 20, 2009.

(10)
Includes shares that each of Messrs. Gregory (84,411 shares), Kransdorf (46,264 shares) and White (85,639 shares), Dr. Klock (45,000 shares), and Ms. Winkler (45,000 shares) have the right to acquire upon the exercise of options granted under our 1997 Non-Employee Director Stock Option Plan (as amended). For additional information regarding director compensation, refer to the section entitled "Director Compensation Table" in this Proxy Statement.

(11)
Named Executive Officer of the Company.

(12)
Mr. Benn joined the Company as an executive officer effective January 19, 2009.

(13)
Ms. Slomann was appointed Interim Chief Financial Officer effective July 23, 2008. Her appointment ended on January 19, 2009 and she resumed her prior position as Vice President, Controller and Chief Accounting Officer.

(14)
Includes 30,900 shares that Ms. Slomann has the right to acquire upon the exercise of options exercisable within 60 days of January 15, 2009. Includes 3,350 shares of restricted shares that were granted to Ms. Slomann on January 4, 2007, which are subject to a three-year cliff vesting schedule. Includes 300 shares held in the Mark D. and Cheryl M. Slomann 1997 Trust. Does not include 24,600 shares that Ms. Slomann has the right to acquire upon the exercise of stock options that are not exercisable within 60 days of January 15, 2009. For additional information regarding Ms. Slomann's stock option grants, refer to the section entitled "Outstanding Equity Awards" in this Proxy Statement.

(15)
Mr. Dixon resigned effective July 23, 2008. Upon his resignation, 85,000 unvested stock options and 12,500 unvested shares of restricted shares that he held were forfeited. Pursuant to our plan, Mr. Dixon had 90 days following his termination of employment to exercise vested stock options. On October 21, 2008, 113,250 vested and unexercised stock options that he held were cancelled.

(16)
Mr. Bendel resigned effective May 28, 2008. Upon his resignation, 100,000 unvested stock options and 35,000 unvested shares of restricted shares that he held were forfeited. Mr. Bendel held no vested stock options or restricted shares at the time of his resignation.

(17)
Includes 206,000 shares that Mr. Byfuglin has the right to acquire upon the exercise of options exercisable within 60 days of January 15, 2009. Includes 10,000 shares of restricted shares that were granted to Mr. Byfuglin on January 4, 2007, which are subject to a three-year cliff vesting schedule. Includes 19,500 shares held by The Byfuglin Trust and 46,312 shares held as joint tenants with Mr. Byfuglin's spouse, as to which Mr. Byfuglin has shared voting and investment power with his spouse. Does not include 64,000 shares that Mr. Byfuglin has the right to acquire upon the exercise of stock options that are not exercisable within 60 days of January 15, 2009. For additional information regarding Mr. Byfuglin's stock option grants, refer to the section entitled "Outstanding Equity Awards" in this Proxy Statement.

(18)
Includes 224,750 shares that Ms. Zurzolo has the right to acquire upon the exercise of options exercisable within 60 days of January 15, 2009. Includes 12,500 shares of restricted shares that were granted to Ms. Zurzolo on January 4, 2007, which are subject to a three-year cliff vesting schedule. Includes 757 shares independently purchased by Ms. Zurzolo and held in her SEP IRA account, as well as 6,700 shares acquired and held by Ms. Zurzolo upon the exercise of stock options. Does not include 50,000 shares that Ms. Zurzolo has the right to acquire upon the exercise of stock options that are not exercisable within 60 days of January 15, 2009. For additional information regarding Ms. Zurzolo's stock option grants, refer to the section entitled "Outstanding Equity Awards" in this Proxy Statement.

(19)
Includes 1,300,993 shares that our executive officers and independent directors have the right to acquire upon the exercise of options exercisable within 60 days of January 15, 2009 and 25,850 shares of restricted shares granted to Named Executive Officers, which are subject to a three-year cliff vesting schedule. Does not include options that are not currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, our directors, executive officers and any persons holding 10% or more of our common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish us with copies of such reports. Specific due dates for these reports have been established by the SEC and we are required to report in this Proxy Statement any failure to file on a timely basis by such persons. There were four late filings in fiscal 2008 due to administrative oversight. The four filings pertained to the following: (a) cancellation of 137,804 stock options on June 6, 2008 held by Mr. Overton; (b) cancellation of 3,714 stock options on June 6, 2008 held by Mr. Gregory; and (c) cancellation of 2,486 stock options on June 6, 2008 held by each of Messrs. Kransdorf and White. Each of the stock option grants were cancelled pursuant to our Stipulated Settlement of certain options derivative actions. The filings were due on June 10, 2008 and a Form 5 was filed on February 13, 2009 for each transaction.

Stockholder Proposals for the 2010 Annual Meeting of Stockholders

        Any stockholder proposal intended to be included in our Proxy Statement under SEC Rule 14a-8 for the 2010 Annual Meeting of Stockholders must be received by us for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 21, 2009.

        For a stockholder proposal to be presented at the Annual Meeting that it is not intended to be included in our Proxy Statement under SEC Rule 14a-8, the stockholder must comply with the applicable provisions of our Bylaws. In general, these provisions require that notice must be made by a stockholder of record on the date of giving notice and the record date for the Annual Meeting. In general, our Bylaws require that the notice must be received (i) not earlier than January 20, 2010 and (ii) not later than February 20, 2010. Provided that in the event that the 2010 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2009 Annual Meeting, the notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the Annual Meeting. The foregoing summary does not purport to be a complete description of all of the provisions of our Bylaws pertaining to stockholder nominations. Stockholders may obtain, without charge, a copy of our Bylaws upon written request to Ms. Zurzolo, our Secretary, at our principal executive offices. Our Bylaws are also available on website at www.thecheesecakefactory.com by clicking on the links for "Investors," "Corporate Governance" and "Bylaws."

Availability of Annual Report and Form 10-K

        Accompanying this Proxy Statement is our Annual Report to Stockholders for the fiscal year ended December 30, 2008, which includes the Annual Report on Form 10-K filed with the Securities and Exchange Commission. We make available on our website (www.thecheesecakefactory.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under "SEC Filings" in the "Financial Information" portion of the "Investors" section of our website. We will provide to any stockholder without charge, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended December 30, 2008. Such requests should be addressed to:

Jill S. Peters
Vice President, Investor Relations
The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, CA 91301

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your proxy by telephone or the Internet, or by returning the enclosed Proxy Card by mail. If you are able to attend the meeting and you wish to vote your shares in person, the proxy is revocable.

Voting by telephone or the Internet is fast, convenient and your vote is immediately confirmed and posted. To vote by telephone or Internet, first read the accompanying Proxy Statement and then follow the instructions below:

VOTE BY TELEPHONE		VOTE BY INTERNET
1.	Using a touch-tone telephone, call 1-800-690-6903.	1.	Go to www.proxyvote.com.
2.	Follow the step-by-step instructions provided.	2.	Follow the step-by-step instructions provided.

IF YOU PLAN TO ATTEND THE MEETING

        Attendance will be limited to stockholders. Admission will be on a first-come, first-served basis. Stockholders may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please do not return your Proxy Card if you voted by telephone or Internet.

PROXY                                                 THE CHEESECAKE FACTORY INCORPORATED

Solicited on behalf of the Board of Directors of THE CHEESECAKE FACTORY INCORPORATED (“Company”) for use at its Annual Meeting of Stockholders (“Meeting”) to be held on May 20, 2009 at 10:00 A.M. Pacific Daylight Time at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362.

The undersigned hereby appoints Debby R. Zurzolo and Jill S. Peters, or either one of them, as the “Named Proxies” with the full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on March 27, 2009 at the Meeting or at any adjournments or postponements thereof, on the proposals set forth on the reverse side.

This proxy, when properly executed and returned, will be voted in the manner directed by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 and 4.  In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice dated April 21, 2009 of the 2009 Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Meeting is acknowledged.

IMPORTANT — THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. PLEASE REFER TO THE REVERSE SIDE OF THIS PROXY CARD FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CHEESECAKE FACTORY INCORPORATED

The Cheesecake Factory Incorporated is making each of the following four proposals:

The Board of Directors unanimously recommends a vote FOR the directors named below:		For All	Withhold All	For All Except

1.	ELECTION OF DIRECTORS:	☐	☐	☐
01) ALEXANDER L. CAPPELLO
02) JEROME I. KRANSDORF
03) DAVID B. PITTAWAY

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom votes are withheld on the line below.

The Board of Directors unanimously recommends a vote FOR the proposals below:		For	Against	Abstain

2.	Approval of amendments to the Company’s Certificate of Incorporation to remove certain supermajority voting provisions.	☐	☐	☐

3.	Approval of amendments to the Company’s Certificate of Incorporation to permit stockholder action by written consent.	☐	☐	☐

4.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2009.	☐	☐	☐

In addition, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by president or other authorized officer. If signer is a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date